      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997
                                                     REGISTRATION NO. 333-38075

-------------------------------------------------------------------------------
                           SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                          NATIONAL ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                            -----------------------

           DELAWARE                                 1311                            58-1922764
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                             4925 GREENVILLE AVENUE
                                   SUITE 1400
                              DALLAS, TEXAS 75206
                                 (214) 692-9211
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MILES D. BENDER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       4925 GREENVILLE AVENUE, SUITE 1400
                              DALLAS, TEXAS 75206

                                 (214) 692-9211
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)

                            -----------------------
                                   Copies to:


                                 DIANE B. MUSE
                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800


     Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

                            -----------------------


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                            -----------------------

===============================================================================

                          NATIONAL ENERGY GROUP, INC.

                               OFFER TO EXCHANGE

                     10 3/4% SERIES C SENIOR NOTES DUE 2006
                   ($65,000,000 PRINCIPAL AMOUNT OUTSTANDING)
           AND ALL OUTSTANDING 10 3/4% SERIES B SENIOR NOTES DUE 2006
                  ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                    10 3/4% SERIES D SENIOR NOTES DUE 2006,
                        ($165,000,000 PRINCIPAL AMOUNT)

                                ----------------


     The Exchange Offer will expire at 5:00 p.m., E.S.T., on November 25, 1997, unless extended.


                                ----------------

     National Energy Group, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $65,000,000 of its outstanding 10 3/4% Series C Senior Notes due 2006 (the "Outstanding Notes") and up to an aggregate principal amount of $100,000,000 of its outstanding 10 3/4% Series B Senior Notes due 2006 (the "Series B Notes") for an equal principal amount of its 10 3/4% Series D Senior Notes due 2006 in integral multiples of $1,000 (the "Exchange Notes" and, together with the Outstanding Notes, the "Notes"). The Exchange Notes will be senior unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes and the Series B Notes for which they may be exchanged pursuant to this Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes. The Series B Notes have been issued under an Indenture dated as of November 1, 1996 (the "Series A/B Indenture") between the Company and Bank One, Columbus, N.A. as trustee (the "Series A/B Trustee"). See "Description of the Series A/B Notes." The Outstanding Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of August 21, 1997 (the "Indenture"), between the Company and Bank One, N.A. as trustee (the "Trustee"). See "Description of the Exchange Notes." There will be no proceeds to the Company from the Exchange Offer; however, pursuant to a Registration Rights Agreement dated as of August 21, 1997 (the "Registration Rights Agreement") among the Company and the Initial Purchasers (as defined) of the Outstanding Notes, the Company will bear certain offering expenses.


     The Company will accept for exchange any and all validly tendered Outstanding Notes and/or Series B Notes on or prior to 5:00 p.m., E.S.T., on November 25, 1997, unless extended (the "Expiration Date"). Tenders of Outstanding Notes and/or Series B Notes may be withdrawn at any time prior to 5:00 p.m., E.S.T., on the business day prior to the Expiration Date; otherwise such tenders are irrevocable. Bank One, N.A. is acting as Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer. The minimum period of time that the Exchange Offer will remain open is 28 days from the date the Registration Statement is declared effective. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes or Series B Notes being tendered for exchange, but is otherwise subject to certain customary conditions.
                                            (Cover text continued on next page)


                                ----------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.

                                ----------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR AS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               The date of this Prospectus is October 28, 1997.

     The Exchange Notes will bear interest from the date of issuance at a rate equal to 10 3/4% per annum on the same terms as the Outstanding Notes and the Series B Notes. Outstanding Notes and the Series B Notes that are accepted for exchange will cease to accrue interest upon issuance of the Exchange Notes. Interest on the Exchange Notes will be payable semiannually on May 1 and November 1 of each year commencing May 1, 1998. Accrued interest on the Outstanding Notes and/or the Series B Notes that are tendered in exchange for the Exchange Notes will be payable on or before May 1, 1998.


     The Outstanding Notes in an aggregate principal amount of $65 million were sold by the Company on August 21, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Outstanding Notes may not be re-offered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."


     On November 1, 1996, the Company issued $100 million aggregate principal amount of unregistered 10 3/4% Senior Notes due 2006 (the "Series A Notes") which were exchanged in February 1997 for the registered Series B Notes (the Series A Notes together with the Series B Notes the "Series A/B Notes"). As such, the Series B Notes are freely tradeable. THE COMPANY HAS INCLUDED THE SERIES B NOTES IN THE EXCHANGE OFFER IN ORDER TO ALLOW THE OUTSTANDING NOTES AND THE SERIES B NOTES TO TRADE AS A SINGLE ISSUE, WHICH THE COMPANY BELIEVES WILL INCREASE THE LIQUIDITY OF THE EXCHANGE NOTES. SEE "RISK FACTORS - EXCHANGE OFFER PROCEDURES" AND "RISK FACTORS - ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES."


     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties (including Exxon Capital Holdings (available April 13, 1989), Morgan Stanley & Co, Inc. (available June 5, 1991) and Mary Kay Cosmetics, Inc. (available June 5, 1991)), the Company believes that Exchange Notes issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder who is not an affiliate of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Outstanding Notes in the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes and/or Series B Notes where such Outstanding Notes and/or Series B Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to one year from the date on which the registration statement, of which this Prospectus forms a part, is declared effective. See "Plan of Distribution."

     The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on the National Association of Securities Dealers automatic quotation system ("NASDAQ"). The Initial Purchasers have advised the Company that they intend to make a market in the Exchange Notes; however, they are not obligated to do so and any market-making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     ANY OUTSTANDING NOTES AND/OR SERIES B NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT THAT ANY OUTSTANDING NOTES AND/OR SERIES B NOTES OF OTHER HOLDERS ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED OUTSTANDING NOTES AND/OR SERIES B NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF UNTENDERED OUTSTANDING NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF.


     The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note on the terms set forth in the Indenture. See "Description of Exchange Notes-Global Exchange Note; Book-Entry Form."

                                ----------------

     No dealer, salesperson or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                             AVAILABLE INFORMATION

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. Certain of the information contained in the Registration Statement is omitted from this Prospectus, and reference is hereby made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Company and the securities offered by this Prospectus. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information are available for inspection at, and copies of such materials may be obtained upon payment of the fees prescribed therefor by the rules and regulations of the Commission from the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Common Stock of the Company ("Common Stock") is traded on The Nasdaq National Market under the symbol NEGX, and such reports, proxy statements and other information may be inspected at the offices of The Nasdaq National Market, 1735 K Street N.W., Washington, D.C. 20006.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Exchange Notes. The Company has agreed that, even if it is entitled under the Exchange Act not to furnish such information to the Commission, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustee and the holders of the Exchange Notes as if it were subject to such periodic reporting requirements.

     In addition, the Company has agreed that for so long as any of the Outstanding Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, they will make available to any prospective purchaser of the Outstanding Notes or beneficial owner of the Outstanding Notes in connection with any sale thereof the information required by Rule 144A(d) (4) (i) under the Securities Act.


                     INFORMATION INCORPORATED BY REFERENCE


     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO SECRETARY, 4925 GREENVILLE AVENUE, SUITE 1400, DALLAS, TEXAS 75206, TELEPHONE NUMBER (214) 692-9211. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
NOVEMBER 20, 1997.


     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, and the Company's Current Reports on Form 8-K and Form 8-K/A dated August 29, 1996, and filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the Registration Statement of which this Prospectus is a part with respect to registration of the Exchange Notes, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or replaces such statement.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of various provisions of the Securities Act and the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus and the documents incorporated by reference herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as estimated future net revenues from oil and natural gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including the risk factors discussed in this Prospectus, general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by the Company, competitive actions by other oil and natural gas companies, changes in laws or regulations, and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this

Prospectus and the documents incorporated by reference herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and financial statements and notes thereto included elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise requires, all references to "NEG" or the "Company" are to National Energy Group, Inc.


                                  THE COMPANY

     NEG is an independent energy company engaged in the acquisition, exploitation, development, exploration and production of oil and natural gas. Through the acquisition of oil and natural gas properties with significant reserve and production enhancement potential, and the subsequent exploitation and development of those properties, the Company has substantially increased its reserves and geographically diversified its property holdings. In its acquisitions of oil and natural gas properties, the Company targets major producing basins in Texas, Oklahoma, Arkansas, Louisiana, Mississippi, Alabama and offshore in the Gulf of Mexico, and seeks to acquire reserves that are balanced between oil and natural gas with a mix of both short and long reserve lives. While continuing to pursue attractive acquisition opportunities, the Company has increased its focus upon implementing a comprehensive exploitation and development program for its existing properties. This program is designed to enhance proved producing reserves and convert proved undeveloped reserves to proved producing reserves through development drilling, workovers, recompletions and other production enhancement activities. As a complement to these efforts, the Company has developed an exploration program concentrating primarily on onshore Gulf of Mexico prospects in Texas, Louisiana, Mississippi and Alabama, and offshore Gulf of Mexico prospects in shallow state waters in offshore Texas.

     As a result of its acquisition, exploitation, development and exploration activities, NEG has substantially increased its reserves, production and cash flow since 1991. The Company's estimated net proved reserves and PV10% have grown from 6.8 Bcfe and $6.1 million, respectively, on December 31, 1991, to
181.7 Bcfe (71% natural gas) and $291.7 million (62% proved developed), respectively, at December 31, 1996, as determined from reserve reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. NEG's average net daily production has increased from 1.2 Mmcfe for 1991 to
54.5 Mmcfe for the second quarter of 1997. As a result of increases in reserves and production, the Company has increased cash flow from operations before changes in operating assets and liabilities from $0.2 million for 1991 to $13.8 million for 1996 and $13.7 million for the first six months of 1997.

     The Company estimates it has a backlog of approximately 206 development opportunities (including recompletions, drilling locations and proposed waterfloods) on its existing properties, which the Company believes will provide at least a three-year inventory of development projects. The Company has established an aggregate development and exploration capital budget for its existing properties of approximately $57 million for 1997 consisting of approximately $45 million for development and exploitation projects and approximately $12 million for selective exploratory activities primarily on its onshore Texas, Louisiana, Mississippi, Alabama and offshore Gulf of Mexico properties, of which $34.9 million was spent during the first half of 1997 consisting of $32.8 million for development and exploitation projects and $2.1 million for exploratory activities. Actual amounts expended by the Company for development and exploration activities will be dependent on a number of factors, including oil and natural gas prices, seismic and drilling costs, future drilling results and the availability of capital.

     The Company's principal executive offices are located at 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206, and its telephone number is (214) 692-9211.


                               BUSINESS STRATEGY

     NEG strives to increase reserves, production and cash flow from operations through a strategy of (i) focusing on development and exploitation activities to maximize production and ultimate reserve recovery, (ii) acquiring oil and natural gas properties with significant exploitation, development or exploration potential, (iii) obtaining operational control of its properties, (iv) maintaining a low operating cost structure, and (v) selectively exploring and developing properties with significant reserve potential.

     Development and Exploitation. In 1994, 1995 and 1996, the Company participated in the drilling of 9 gross (6.4 net) development wells, 25 gross (21.3 net) development wells and 29 gross (25.8 net) development wells, respectively. All but two of the development wells drilled since 1994 have been commercially productive. The Company intends to intensify development and exploitation of its existing properties through development drilling, workovers, redrills, recompletions, and other production enhancement techniques to maximize its production and reserves. As of December 31, 1996, the Company has identified approximately 206 development opportunities (including recompletions and drilling locations) on the Company's existing properties. NEG has a development and exploitation capital expenditure budget of approximately $45 million for 1997, a major portion of which is targeted to develop proved undeveloped reserves, of which $32.8 million was spent during the first six months of 1997.



     Property Acquisitions. Acquisitions of producing oil and gas properties have contributed significantly to the Company's historical growth in reserves. During the period from January 1, 1991 through December 31, 1996, the Company has acquired, through fifteen transactions, 202.1 Bcfe of estimated net proved reserves. While NEG expects to generate future growth in reserves and production through its increased emphasis on development and exploratory drilling, the Company will continue to seek to opportunistically acquire properties that complement and enhance its inventory of development, exploitation and exploration projects. Consistent with its historical acquisition strategy, the Company expects to focus on purchases of underdeveloped properties in its core areas of expertise either through negotiated property acquisitions or acquisitions of companies with oil and natural gas properties.

     Operational Control. The Company generally prefers to operate and, except for its exploratory prospects, own a majority working interest in its oil and natural gas properties. This operating philosophy enables the Company to control the nature, timing and costs of exploration and development of its properties, as well as the marketing of the resulting production. At December 31, 1996, the Company operated 506 of the 833 producing wells in which it owns an interest.

     Low Operating Cost Structure. The Company seeks to increase cash flow by maintaining a low unit operating cost structure through its focus on increasing production while limiting its field operating and corporate overhead expenses. Through these efforts, the Company has reduced historical unit lease operating expenses 44% from $0.70 per Mcfe in 1991 to $0.39 per Mcfe for the six months ended June 30, 1997. During these same periods, the Company decreased historical unit general and administrative expenses 70% from $0.80 per Mcfe to $0.24 per Mcfe.

     Selective Exploration Program. To balance its relatively lower risk development and exploitation activities, the Company expects that exploration drilling will become a more important aspect of its business in the future. The Company seeks to reduce the risks normally associated with exploratory drilling by (i) allocating only a limited portion of its capital expenditure budget to exploration activities, (ii) limiting its working interests in exploratory prospects through participation by industry partners, (iii) obtaining operational control of its prospects and (iv) utilizing advanced technologies, including 3-D seismic surveys, where cost-effective. The Company's exploration program targets prospects with significant reserve potential, focusing primarily on its inventory of exploratory prospects in onshore Texas, Louisiana, Mississippi and Alabama and offshore Gulf of Mexico, including the Mustang Island Properties and Bayou Sorrel Properties. To provide additional expertise in prospect generation and analysis for its exploration program and to control prospect generation costs, the Company has entered into an agreement with Sandefer Oil and Gas, Inc. ("Sandefer") under which prospects in Louisiana, Texas and Mississippi are generated for NEG's consideration and Sandefer participates with the Company in the evaluation, marketing and sale of such prospects ("Sandefer Exploration Venture"). The agreement with Sandefer also involves an arrangement with two geologists associated with Sandefer, who have substantial exploration experience in the Gulf Coast region. The geologists have access to the extensive engineering and licensed geological and geophysical data bases for Louisiana, Texas and Mississippi owned or licensed by Sandefer.

                               THE EXCHANGE OFFER

The Outstanding Notes..................   The Outstanding Notes were sold by the
                                          Company on August 21, 1997 (the
                                          "Initial Offering"), to Jefferies &
                                          Company, Inc. and Prudential
                                          Securities Incorporated
                                          (collectively, the "Initial
                                          Purchasers") pursuant to a Purchase
                                          Agreement dated August 21, 1997 (the
                                          "Purchase Agreement"). The Initial
                                          Purchasers subsequently resold the
                                          Outstanding Notes to qualified
                                          institutional buyers pursuant to Rule
                                          144A under the Securities Act.

Registration Requirements..............   Pursuant to the Purchase Agreement,
                                          the Company and the Initial
                                          Purchasers entered into a
                                          Registration Rights Agreement dated
                                          August 21, 1997 (the "Registration
                                          Rights Agreement"), which grants the
                                          holders of the Outstanding Notes
                                          certain exchange and registration
                                          rights. The Exchange Offer is
                                          intended to satisfy such exchange and
                                          registration rights, which terminate
                                          upon the consummation of the Exchange
                                          Offer. If applicable law or
                                          applicable interpretations of the
                                          staff of the Commission do not permit
                                          the Company to effect the Exchange
                                          Offer, the Company has agreed to file
                                          a shelf registration (the "Shelf
                                          Registration Statement") covering
                                          resales of the Outstanding Notes. See
                                          "The Exchange Offer-Resale of
                                          Exchange Notes" and "The Exchange
                                          Offer-Shelf Registration Statement."


The Series B Notes.....................   On November 1, 1996 the Company sold
                                          Series A Notes (the "Series A Initial
                                          Offering") to Bear, Stearns, Co.
                                          Inc., Smith Barney Inc. and Jefferies
                                          & Company, Inc. (collectively, the
                                          "Series A Initial Purchasers").
                                          Pursuant to a Registration Rights
                                          Agreement dated November 1, 1996, an
                                          exchange offer was made by the
                                          Company in January, 1997 to exchange
                                          all outstanding Series A Notes for
                                          registered Series B Notes. Pursuant
                                          to such exchange offer, all
                                          outstanding Series A Notes were
                                          exchanged for registered Series B
                                          Notes. The Company is not required to
                                          include the Series B Notes in the
                                          Exchange Offer but has voluntarily
                                          chosen to include the Series B Notes
                                          in the Exchange Offer.

The Exchange Offer.....................   The Company is offering to exchange
                                          $1,000 principal amount of the
                                          Exchange Notes for each $1,000
                                          principal amount of (i) Outstanding
                                          Notes and (ii) Series B Notes. As of
                                          the date hereof, $65,000,000
                                          aggregate principal amount of
                                          Outstanding Notes are outstanding and
                                          $100,000,000 aggregate principal
                                          amount of Series B Notes are
                                          outstanding. The Company will issue
                                          the Exchange Notes to holders on
                                          November 25, 1997, unless the
                                          Exchange Offer is extended (the
                                          "Exchange Date").



                                          Based on an interpretation of the
                                          staff of the Commission set forth in
                                          no action letters issued to third
                                          parties, the Company believes that
                                          Exchange Notes issued pursuant to the
                                          Exchange Offer in exchange for
                                          Outstanding Notes may be offered for
                                          resale, resold and otherwise
                                          transferred by any holder thereof
                                          (other than any such holder which is
                                          an "affiliate" of the Company within
                                          the meaning of Rule 405 under the
                                          Securities Act) without compliance
                                          with the registration and prospectus
                                          delivery provisions of the Securities
                                          Act, provided that such Exchange
                                          Notes are acquired in the ordinary
                                          course of such holder's business and
                                          that such holder does not intend to
                                          participate and has no
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of such Exchange Notes.

                                          Each Participating Broker-Dealer must
                                          acknowledge that it will deliver a
                                          prospectus in connection with any
                                          resale of Exchange Notes. The Letter
                                          of Transmittal for the Exchange Offer
                                          states that by so acknowledging and
                                          by delivering a prospectus, a
                                          broker-dealer will not be deemed to
                                          admit that it is an "underwriter"
                                          within the meaning of the Securities
                                          Act. This Prospectus, as it may be
                                          amended or supplemented from time to
                                          time, may be used by a broker-dealer
                                          in connection with resales of
                                          Exchange Notes received in exchange
                                          for Outstanding Notes and/or Series B
                                          Notes where such Outstanding Notes
                                          and/or Series B Notes were acquired
                                          by such broker-dealer as a result of
                                          market-making activities or other
                                          trading activities. The Company has
                                          agreed to make this Prospectus
                                          available to any Participating
                                          Broker-Dealer for use in connection
                                          with any such resale for a period of
                                          up to one year from the date the
                                          registration statement, of which this
                                          Prospectus forms a part, is declared
                                          effective. See "Plan of
                                          Distribution."

                                          Any holder who tenders in the
                                          Exchange Offer with the intention to
                                          participate, or for the purpose of
                                          participating, in a distribution of
                                          the Exchange Notes could not rely on
                                          the position of the staff of the
                                          Commission enunciated in Exxon
                                          Capital Holdings Corporation
                                          (available April 13, 1989) or similar
                                          no-action letters and, in the
                                          absence of an exemption therefrom,
                                          must comply with the registration and
                                          prospectus delivery requirements of
                                          the Securities Act in connection with
                                          the resale transaction. Failure to
                                          comply with such requirements in such
                                          instance may result in such holder
                                          incurring liability under the
                                          Securities Act for which the holder
                                          is not indemnified by the Company.


Expiration Date........................   5:00 p.m., E.S.T., on November 25,
                                          1997, unless extended.

Interest on the Exchange Notes.........   The Exchange Notes will bear interest
                                          from the date of issuance of the
                                          Exchange Notes at a rate equal to 10
                                          3/4% per annum and will be payable
                                          semi-annually on May 1 and November 1
                                          of each year commencing May 1,
                                          1998. Outstanding Notes and Series B
                                          Notes that are accepted for exchange
                                          will cease to accrue interest upon
                                          the issuance of the Exchange Notes.
                                          Interest on the Outstanding Notes or
                                          the Series B Notes that are tendered
                                          in exchange for the Exchange Notes
                                          that has accrued from the most
                                          recent Interest Payment Date to which
                                          interest on the Outstanding Notes
                                          or the Series B Notes, as the
                                          case may be, has been paid through
                                          the Exchange Date will be payable on
                                          or before May 1, 1998.


Procedures for Tendering                  Each holder of Outstanding Notes and/
    Outstanding Notes and/or Series       or Series B Notes wishing to
    B Notes.............................  accept the Exchange Offer must complete, sign and date the
                                          accompanying Letter of Transmittal,
                                          or a facsimile thereof, in accordance
                                          with the instructions contained
                                          herein and therein, and mail or
                                          otherwise deliver such Letter of
                                          Transmittal, or such facsimile,
                                          together with the Outstanding Notes
                                          and/or Series B Notes and any other
                                          required documentation to the
                                          Exchange Agent at the address set
                                          forth herein. By executing the Letter
                                          of Transmittal, each
                                          holder will represent to the Company
                                          that, among other things, the holder
                                          or the person receiving such Exchange
                                          Notes, whether or not such person is
                                          the holder, is acquiring the Exchange
                                          Notes in the ordinary course of
                                          business and that neither the holder
                                          nor any such other person has any
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of such Exchange Notes.
                                          In lieu of physical delivery of the
                                          certificates representing Outstanding
                                          Notes and/or Series B Notes,
                                          tendering holders may transfer
                                          Outstanding Notes and/or Series B
                                          Notes pursuant to the procedure for
                                          book-entry transfer as set forth
                                          under "The Exchange Offer Procedures
                                          for Tendering."

Special Procedures for Beneficial         Any beneficial owner whose
    Owners..............................  Outstanding Notes and/or Series B
                                          Notes are registered in the name of a
                                          broker-dealer, commercial bank, trust
                                          company or other nominee and who
                                          wishes to tender should contact such
                                          registered holder promptly and
                                          instruct such registered holder to
                                          tender on such beneficial owner's
                                          behalf.

                                          If such beneficial owner wishes to
                                          tender on such owner's own behalf,
                                          such owner must, prior to completing
                                          and executing the Letter of
                                          Transmittal and delivering its
                                          Outstanding Notes and/or Series B
                                          Notes, either make appropriate
                                          arrangements to register ownership of
                                          the Outstanding Notes and/or Series B
                                          Notes in such owner's name or obtain
                                          a properly completed bond power from
                                          the registered holder. The transfer
                                          of record ownership may take
                                          considerable time.

Guaranteed Delivery Procedures..........  Holders of Outstanding Notes and/or
                                          Series B Notes who wish to tender
                                          their Outstanding Notes and/or Series
                                          B Notes and whose Outstanding Notes
                                          and/or Series B Notes are not
                                          immediately available or who cannot
                                          deliver their Outstanding Notes
                                          and/or Series B Notes, the Letter of
                                          Transmittal or any other documents
                                          required by the Letter of Transmittal
                                          to the Exchange Agent (or comply with
                                          the procedures for book-entry
                                          transfer) prior to the Expiration
                                          Date must tender their Outstanding
                                          Notes and/or Series B Notes according
                                          to the guaranteed delivery procedures
                                          set forth in "The Exchange Offer -
                                          Guaranteed Delivery Procedures."


Withdrawal Rights.......................  Tenders may be withdrawn at any time prior to 5:00 p.m., E.S.T., on the
                                          business day prior to the Expiration
                                          Date pursuant to the procedures
                                          described under "The Exchange Offer -
                                          Withdrawal of Tenders."


Acceptance of Outstanding Notes           Subject to certain conditions, the
   and/or Series B Notes and              Company will accept for exchange any
   Delivery of Exchange Notes...........  and all Outstanding Notes and any
                                          and all Series B Notes that are
                                          properly tendered in the Exchange
                                          Offer prior to 5:00 p.m., E.S.T., on
                                          the Expiration Date. The Exchange
                                          Notes issued pursuant to the Exchange
                                          Offer will be delivered on the
                                          Exchange Date. See "The Exchange
                                          Offer - Terms of the Exchange Offer."

Federal Income Tax Consequences.........  The exchange pursuant to the Exchange
                                          Offer should not be a taxable event
                                          for federal income tax purposes. See
                                          "Certain Federal Income Tax
                                          Consequences."

Effect on Holders of Outstanding          As a result of the making of this
   Notes................................  Exchange Offer, the Company will have fulfilled one of its obligations
                                          under the Registration Rights
                                          Agreement and, with certain
                                          exceptions noted below, holders of
                                          Outstanding Notes who do not tender
                                          their Outstanding Notes will not have
                                          any further registration rights under
                                          the Registration Rights Agreement or
                                          otherwise. Such holders will continue
                                          to hold the untendered Outstanding
                                          Notes and will be entitled to all the
                                          rights and subject to all the
                                          limitations applicable thereto under
                                          the Indenture, except to the extent
                                          such rights or limitations, by their
                                          terms, terminate or cease to have
                                          further effectiveness as a result of
                                          the Exchange Offer. All untendered
                                          Outstanding Notes will continue to be
                                          subject to certain restrictions on
                                          transfer. Accordingly, if any
                                          Outstanding Notes are tendered and
                                          accepted in the Exchange Offer, the
                                          trading market of the untendered
                                          Outstanding Notes could be adversely
                                          affected. See "Risk Factors -
                                          Exchange Offer Procedures" and "Risk
                                          Factors - Absence of a Public Market
                                          for the Exchange Notes."

Effect on Holders of Series B Notes.....  Holders of Series B Notes who do not
                                          tender their Series B Notes will
                                          continue to hold untendered Series B
                                          Notes and will be entitled to all the
                                          rights and subject to all the
                                          limitations applicable thereto under
                                          the Series A/B Indenture. If any
                                          holders of the Series B Notes tender
                                          such notes, the trading market of
                                          untendered Series B Notes could
                                          adversely be affected. See "Risk
                                          Factors - Exchange Offer Procedures"
                                          and "Risk Factors - Absence of a
                                          Public Market for the Exchange
                                          Notes."

Exchange Agent..........................  Bank One, N.A.



                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered .....................  $165,000,000 aggregate principal amount of 10 3/4% Series D Senior
                                          Notes due 2006.

Maturity Date...........................  November 1, 2006.


Interest Payment Dates..................  May 1 and November 1 of each year, commencing May 1, 1998.


Optional Redemption.....................  The Exchange Notes will be redeemable at the option of the Company, in
                                          whole or in part, at any time on or
                                          after November 1, 2001 at the
                                          redemption prices set forth herein
                                          or, if redeemed prior to November 1,
                                          2001, at the Make-Whole Price, plus,
                                          in each case, accrued and unpaid
                                          interest to the date of redemption.
                                          In addition, the Company may, at its
                                          option, redeem up to 35% of the
                                          aggregate principal amount of the
                                          Exchange Notes at 110.75% of the
                                          principal amount thereof, plus
                                          accrued and unpaid interest to the
                                          date of redemption, with the net
                                          proceeds of one or more Equity
                                          Offerings consummated on or before
                                          November 1, 1999, provided at least
                                          65% of the aggregate principal amount
                                          of the Exchange Notes remains
                                          outstanding following such
                                          redemption. See "Description of the
                                          Exchange Notes - Optional
                                          Redemption."

Ranking.................................  The Exchange Notes will be senior unsecured obligations of the Company
                                          ranking pari passu with all existing
                                          and future senior indebtedness of the
                                          Company, and senior in right of
                                          payment to all future subordinated
                                          indebtedness of the Company. The
                                          Exchange Notes will rank pari passu
                                          with the Company's Outstanding Notes
                                          and Series B Notes not otherwise
                                          exchanged for Exchange Notes pursuant
                                          to this Exchange Offer. As of
                                          October 15, 1997, after giving effect
                                          to the Initial Offering and the
                                          application of the net proceeds
                                          therefrom, the Company has no secured
                                          indebtedness outstanding that
                                          effectively ranks senior to the
                                          Exchange Notes. Subject to certain
                                          limitations set forth in the
                                          Indenture, the Company may incur
                                          additional senior indebtedness and
                                          other indebtedness. See "Description
                                          of the Exchange Notes - Ranking."


Guarantee...............................  The Company currently has no
                                          Restricted Subsidiaries (as defined).
                                          In the event the Company in the
                                          future acquires or creates a
                                          Subsidiary, such Subsidiary shall be
                                          a Restricted Subsidiary of the
                                          Company, and the Indenture provides
                                          that such Restricted Subsidiary (a
                                          "Guarantor"), will unconditionally
                                          guarantee (the "Guarantee") the
                                          Exchange Notes. Any such Guarantee
                                          will be a general unsecured senior
                                          obligation of the Guarantor, ranking
                                          pari passu with all existing and
                                          future senior indebtedness of the
                                          Guarantor, and senior in right of
                                          payment to all future subordinated
                                          indebtedness of the Guarantor. See
                                          "Description of the Exchange Notes -
                                          Guarantee."



Change of Control.......................  Upon a Change of Control (as
                                          defined), the Company will be
                                          required, subject to certain
                                          conditions, to offer to repurchase
                                          all outstanding Exchange Notes at
                                          101% of the principal amount thereof,
                                          plus accrued and unpaid interest to
                                          the date of purchase. See
                                          "Description of the Exchange Notes -
                                          Change of Control."

Certain Covenants.......................  The Indenture contains certain covenants, including, but not limited
                                          to, covenants limiting the Company
                                          and its Restricted Subsidiaries with
                                          respect to the following: (i) asset
                                          sales; (ii) restricted payments;
                                          (iii) the incurrence of additional
                                          indebtedness and the issuance of
                                          certain redeemable preferred stock;
                                          (iv) liens; (v) sale and leaseback
                                          transactions; (vi) lines of business;
                                          (vii) dividend and other payment
                                          restrictions affecting subsidiaries;
                                          (viii) mergers and consolidations;
                                          (ix) transactions with affiliates;
                                          and (x) the filing of certain
                                          periodic reports. See "Description of
                                          the Exchange Notes - Certain
                                          Covenants."

                                  RISK FACTORS

         For a discussion of certain factors that should be considered by prospective purchasers in evaluating an investment in the Notes, see "Risk Factors."

                                  RISK FACTORS

         In addition to the other information set forth elsewhere in this Prospectus and incorporated by reference herein, the following factors relating to the Company and this Exchange Offer should be considered by prospective investors when evaluating an investment in the Exchange Notes offered hereby.

EXCHANGE OFFER PROCEDURES

         Issuance of the Exchange Notes in exchange for Outstanding Notes and/or Series B Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Outstanding Notes and/or Series B Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes and/or Series B Notes desiring to tender such Outstanding Notes and/or Series B Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes and/or Series B Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes and/or Series B Notes, where such Outstanding Notes and/or Series B Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any sale of such Exchange Notes. See "Plan of Distribution." TO THE EXTENT THAT SOME OF THE OUTSTANDING NOTES OR SERIES B NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, THE TRADING MARKET FOR UNTENDERED AND TENDERED BUT UNACCEPTED OUTSTANDING NOTES OR SERIES B NOTES, AS THE CASE MAY BE, COULD BE ADVERSELY AFFECTED.

SUBSTANTIAL INDEBTEDNESS

         At June 30, 1997, on a pro forma basis giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company had approximately $165 million of indebtedness (including current maturities of long-term indebtedness) as compared to the Company's stockholders' equity of $82 million. The Company may incur additional indebtedness under the Company's Revised Credit Facility (as defined). See "Description of Certain Indebtedness
- Revised Credit Facility" and "Description of the Exchange Notes Certain Covenants."

         This level of indebtedness may pose substantial risks to holders of the Exchange Notes, including the possibility that the Company might not generate sufficient cash flow to make the principal and interest payments on the Exchange Notes. If the Company is unsuccessful in increasing its proved reserves or realizing production from its proved undeveloped reserves, the future net revenue from existing proved reserves may not be sufficient to make such principal and interest payments on the Exchange Notes in accordance with their terms. Such indebtedness may also adversely affect the Company's ability to finance its future operations and capital needs, and may limit its ability to pursue other business opportunities.

FUTURE CAPITAL REQUIREMENTS

         The Company has made, and will continue to make, substantial capital expenditures for acquisition, development and production of oil and natural gas reserves, particularly since a significant portion of the proved reserves of the Company consist of proved undeveloped reserves, which require substantial capital expenditures to prove and develop. The Company has budgeted capital expenditures of approximately $57 million for the year ending 1997, of which $34.9 million was spent during the first six months of 1997. The Company is not contractually committed to expend the budgeted funds. The Company currently expects that available cash, cash flows from operations, proceeds from the Initial Offering and available borrowings under the Revised Credit Facility will be sufficient to fund planned capital expenditures for its existing properties through December 31,

1997. However, the Company may need to raise additional capital to fund acquisitions which may become available to the Company in the future, and to fund the development of any such acquisitions.

         For periods after 1997, the Company may seek additional capital, if required, from traditional reserve-based borrowing, equity and debt offerings or joint ventures to further develop and explore its properties and to acquire additional properties. The Company's ability to access additional capital will depend on its continued success in exploring for and developing its oil and natural gas reserves and the status of the capital markets at the time such capital is sought. Accordingly, there can be no assurance that capital will be available to the Company from any source or that, if available, it will be at prices or on terms acceptable to the Company. Should the Company be unable to access the capital markets or should sufficient capital not be available, the development and exploration of the Company's properties could be delayed or reduced and, accordingly, oil and natural gas revenues and operating results may be adversely affected.

RANKING OF THE EXCHANGE NOTES; EFFECTIVE SUBORDINATION

         The Exchange Notes will be senior unsecured obligations of the Company ranking pari passu with any of the Outstanding Notes and the Series B Notes remaining outstanding after the Exchange Offer and all existing and future senior indebtedness of the Company. Holders of secured indebtedness of the Company and its subsidiaries, including the Revised Credit Facility, however, will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Exchange Notes. The obligations of the Company under the Revised Credit Facility are secured by a substantial portion of the assets of the Company.

         In the event of a default on the Exchange Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured by the Revised Credit Facility before any payment therefrom could be made on the Exchange Notes. Accordingly, the Exchange Notes will be effectively subordinated to claims of secured creditors of the Company to the extent of such pledged collateral. At June 30, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company had no outstanding secured indebtedness effectively ranked senior to the Exchange Notes in right of payment, and no other indebtedness other than the Outstanding Notes and the Series B Notes. The Indenture limits the amount of Liens (as defined in "Description of the Exchange Notes - Certain Definitions") securing the Revised Credit Facility to the greater of (i) $40 million or (ii) $10 million plus 15% of Adjusted Consolidated Net Tangible Assets (as defined in "Description of the Exchange Notes - Certain Definitions").

RESTRICTIONS IMPOSED BY LENDERS

         The instruments governing the indebtedness of the Company impose significant operating and financial restrictions on the Company. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company to comply with these restrictions could lead to a default under the terms of such indebtedness and the Notes. In the event of default, the holders of such indebtedness could elect to declare all of the funds borrowed pursuant thereto to be due and payable together with accrued and unpaid interest. In such event, there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are favorable or acceptable to the Company. In addition, the Company's indebtedness under the Revised Credit Facility is secured by a substantial portion of the assets of the Company. The pledge of such collateral to existing lenders could impair the Company's ability to obtain favorable financing. See "Description of Certain Indebtedness - Revised Credit Facility."

REPURCHASE OF EXCHANGE NOTES UPON A CHANGE OF CONTROL

         The Company must offer to repurchase the Exchange Notes upon the occurrence of certain events. In the event of a Change of Control (as defined in the Indenture) the Company must offer to repurchase all Exchange Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes - Change of Control."

         Prior to repurchasing such Exchange Notes, the Company may be required to (i) repay all or a portion of indebtedness under the Revised Credit Facility or (ii) obtain any requisite consent to permit the repurchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, then the Company will be unable to offer to purchase the Exchange Notes and such failure will constitute an Event of Default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Exchange Notes) as described above.

         The events that constitute a Change of Control under the Indenture may also be events of default under the Revised Credit Facility or other senior indebtedness of the Company. Such events may permit the lenders under such debt instruments to reduce the borrowing base thereunder or accelerate the debt and if the debt is not paid, to enforce security interests on, or commence litigation which could ultimately result in a sale of, substantially all the assets of the Company, thereby limiting the Company's ability to raise cash to repurchase the Exchange Notes and reducing the practical benefit of the offer to purchase provisions to the holders of the Exchange Notes. See "Description of Certain Indebtedness - Revised Credit Facility."

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES

         The Outstanding Notes and the Series B Notes, respectively, are currently owned by a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Outstanding Notes, the Series B Notes or the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchasers that, following completion of the Exchange Offer, they presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer or the pendency of a shelf registration statement. While an application to have the Exchange Notes accepted for trading in the PORTAL market will be made, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. Future trading prices of the Exchange Notes will depend upon many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities.


         If all of the holders of the Series B Notes and the Outstanding Notes tender such notes, the liquidity of the Exchange Notes would be increased as a result of the larger size of the issue. However, there can be no assurance that any or all holders of Series B Notes or the Outstanding Notes will accept the Exchange Offer. Failure of holders of Outstanding Notes and Series B Notes to accept the Exchange Offer could result in a decrease in the liquidity of the Exchange Notes. In addition, wide acceptance of the Exchange Offer will affect and could decrease the liquidity of the Series B Notes and the Outstanding Notes held by non-tendering holders.


FRAUDULENT CONVEYANCE

         Various fraudulent conveyance laws enacted for the protection of creditors may apply to any Restricted Subsidiary of the Company that guarantees the Exchange Notes. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the

Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by a Guarantor as a result of the issuance by the Company of the Exchange Notes. The Indenture contains a savings clause, which generally limits the obligations of each Guarantor under its Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Guarantee of any Guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim against such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Exchange Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any avoided portions of any of the Guarantees.

         The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

         Based upon financial and other information, the Company believes that any Guarantee will be incurred for proper purposes and in good faith and that the Company is solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of the Notes - Guarantee."

INCREASE IN SCOPE OF OPERATIONS

         The Company believes that the completion of several acquisitions during 1996, including the merger (the "Merger") of Alexander Energy Corporation with and into National Energy Group of Oklahoma, Inc. ("NEG-OK") and the subsequent merger (the "Subsequent Merger") of NEG-OK with and into the Company, offer opportunities for long-term efficiencies in operations that should positively affect future operating results of the Company. However, the increased scope of operations will continue to present challenges to the Company due to the increased time and resources required in the management effort. Management and the Board of Directors of the Company believe that the combinations will continue to be effected in a manner that will achieve the maximum value to the Company's stockholders. However, although a majority of the members of management and the Board of Directors individually have had experience in combinations of this size, the Company has not. Accordingly, there can be no assurance that the operations of the merged companies can be effectively managed to realize the operational efficiencies anticipated to result from the Merger and the Subsequent Merger. In addition, the continued growth and expansion of the Company will depend, among other factors, on the Company's ability to recruit and retain skilled and experienced management and technical personnel. There can be no assurance that the Company will be successful in such efforts.

CONTROL BY CERTAIN EQUITY STOCKHOLDERS IN THE CASE OF INSOLVENCY AND CERTAIN OTHER EVENTS

         As the holder of the Convertible Preferred Stock, Series D, of the Company (the "Series D Preferred Stock"), High River Limited Partnership ("High River") and its affiliates, Riverdale Investors Corp., Inc. and Carl C. Icahn, will have certain rights if certain events occur that may indicate that the Company is insolvent or is financially distressed. The member of the Board of Directors appointed by the holders of the Series D Preferred Stock has the right to veto any voluntary bankruptcy filing by the Company. The holders of the Series D Preferred

Stock also have the right to choose to elect one-half of the members of the Board of Directors plus one member if certain events occur indicating insolvency of the Company, such as an involuntary bankruptcy filing or a default on indebtedness of the Company in excess of $10 million, which is not cured within certain time periods of less than 30 days, including any such event with respect to the Exchange Notes.

         The owners of the 10% Cumulative Convertible Preferred Stock, Series B, of the Company (the "Series B Preferred Stock") and the 10.5% Cumulative Convertible Preferred Stock, Series C, of the Company (the "Series C Preferred Stock") each have the right to elect one-third of the Board of Directors if, with respect to four dividend payments for that series, the Company does not pay dividends or pays the dividends in shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be. If the holders of the Series B Preferred Stock and Series C Preferred Stock are each entitled to exercise this right, the holders of Series C Preferred Stock may not exercise their rights until the rights of the holders of the Series B Preferred Stock terminate. One payment on the Series B Preferred Stock has been paid in shares of Series B Preferred Stock.

         The holders of the Convertible Preferred Stock, Series E (the "Series E Preferred Stock") of the Company have the same voting rights as holders of the Company's common stock with respect to the election of the Board of Directors.

         If the Company experiences financial difficulties for a prolonged period of time so that all of these voting rights are triggered and exercised, the holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively the "Preferred Stock"), will have the right to elect at least 83% of the Board of Directors.

FINANCIAL REPORTING IMPACT OF FULL COST METHOD OF ACCOUNTING

         The Company follows the full cost method of accounting for oil and natural gas properties. Under such method, the net book value of such properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling is the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly and yearly basis. The excess, if any, of the net book value above the ceiling is required to be written off as a non-cash expense. As a result of allocating additional cost, under the purchase method of accounting, to the oil and natural gas properties in connection with the Merger, the Company recognized a non-cash writedown of its oil and natural gas properties of approximately $28.3 million, net of deferred taxes. The amount of the actual writedown was charged to expense in the third quarter of 1996, the period in which the Merger was consummated. At June 30, 1997, the Company was near the ceiling and there can be no assurances that there will not be any future writedowns under the full cost method of accounting. Any further decrease in oil and natural gas prices could result in additional writedowns.

VOLATILITY OF OIL AND NATURAL GAS PRICES AND MARKETS

         The Company's profitability will be substantially dependent on prevailing prices for oil and natural gas. The amounts of and prices obtainable for the Company's oil and natural gas production will be affected by market factors beyond the Company's control. Such factors include the extent of domestic production, the level of imports of foreign oil and natural gas, the general level of market demand on a regional, national and worldwide basis, domestic and foreign economic conditions that determine levels of industrial production, political events in foreign oil-producing regions, and variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and natural gas industry. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. A substantial and prolonged decline in oil and natural gas prices could have a material adverse effect upon the Company, including the inability of the Company to fund planned operations and capital expenditures, writedowns of the carrying value of its oil and natural gas properties, and the Company's inability to meet debt service requirements resulting in defaults under the Revised Credit Facility, the Series A/B Indenture and the Indenture, as well as defaults in the payment of dividends on the Preferred Stock. In addition, the marketability of the Company's production will depend in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES; SIGNIFICANT UNDEVELOPED RESERVES

         There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. The reserve information set forth or incorporated by reference in this Prospectus represents estimates based on reports prepared by the Company's independent petroleum engineers, as well as internally generated reports. Petroleum engineering is not an exact science. Information relating to the Company's proved oil and natural gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material. Approximately one-half of the Company's estimated proved reserves are classified as undeveloped. Either inaccuracies in estimates of proved undeveloped reserves or the inability to fund development could result in substantially reduced reserves. In addition, the timing of receipt of estimated future net revenues from proved undeveloped reserves will be dependent upon the timing and implementation of drilling and development activities estimated by the Company for purposes of the reserve report.

EXPLORATION AND DEVELOPMENT RISKS; LIMITED EXPLORATION HISTORY

         Exploration and development of oil and natural gas properties involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. The Company has had limited experience in exploratory prospect generation and drilling. The Company intends to engage consultants or contract operators with experience in the particular areas targeted for exploration by the Company. The Company has entered into the Sandefer Exploration Venture for such purpose in the Louisiana, Mississippi and Texas Gulf Coast region.

OPERATING HAZARDS AND UNINSURED RISKS

         In addition to the substantial risk that wells drilled will not be productive, hazards such as unusual or unexpected geologic formations, pressures, downhole fires, mechanical failures, blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, pollution and other physical and environmental risks are inherent in oil and natural gas exploration and production. These hazards could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. The Company carries insurance which it believes is in accordance with customary industry practices, but, as is common in the oil and natural gas industry, the Company does not fully insure against all risks associated with its business either because such insurance is not available or because the cost thereof is considered prohibitive.

REPLACEMENT OF RESERVES

         The Company's success will be largely dependent on its ability to replace and expand its oil and natural gas reserves through the acquisition of producing properties and the exploration for and development of oil and natural gas reserves, both of which involve substantial risks. Without successful acquisition or drilling ventures, the Company will be unable to replace the reserves being depleted by production, and its assets and revenues, including the reserves, will decline. There can be no assurance that the Company's acquisition and exploration and development activities will result in the replacement of, or additions to, the Company's reserves. Similarly, there can be no assurance that the Company will have sufficient capital to engage in its acquisition, exploration or development activities. Successful acquisition of producing properties generally requires accurate assessments of recoverable reserves, future oil and natural gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact, and as estimates their accuracy is inherently uncertain.

GOVERNMENTAL REGULATION

         The Company's operations are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and natural gas and the release of materials into the environment or otherwise relating to protection of the environment. In particular, the Company's oil and natural gas exploration, development and production, and its activities in connection with storage and transportation of liquid hydrocarbons are subject to stringent environmental regulation by governmental authorities in the United States and in foreign jurisdictions. Such regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning oil and natural gas wells and other related facilities.

         The Company has expended significant resources, both financial and managerial, to comply with environmental regulations and permitting requirements and anticipates that it will continue to do so in the future. Although the Company believes that its operations are in general compliance with all such existing laws and regulations, including applicable environmental laws and regulations, risks of substantial costs and liabilities are inherent in oil and natural gas operations, and there can be no assurance that significant costs and liabilities will not be incurred in the future. Moreover, it is possible that other developments, such as increasingly strict environmental laws, regulations and enforcement policies thereunder, and claims for damages to property, employees, other persons and the environment resulting from the Company's operations, could result in substantial costs and liabilities in the future.

COMPETITION

         The oil and natural gas industry is highly competitive. The Company will compete in acquisitions and the development, production and marketing of oil and natural gas with major oil companies, other independent oil and natural gas concerns, and individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company. Furthermore, the oil and natural gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges or the deficiency of earnings to fixed charges for each of the five year in the period ended December 31, 1996 and for the six month periods ended June 30, 1996 and 1997 (in thousands, except ratios):



                                                 Year Ended December 31,
                           -------------------------------------------------------------------------
                                                                                           Pro Forma
                                                                                           ---------
                           1992         1993          1994        1995         1996           1996
                           ----         ----          ----        ----         ----           ----
Ratios of
   earnings to
   fixed
   charges(1)(2)              ---         ---          ---        1.2x          ---            ---


Deficiency of
   earnings to
   fixed charges(1)(2)(3) $  (221)   $   (299)    $   (489)        ---     $(40,061)      $ (6,711)


                               Six Months Ended June 30,
                           -----------------------------------
                                                     Pro Forma
                                                     ---------
                            1996          1997          1997
                            ----          ----          ----
Ratios of
   earnings to
   fixed
   charges(1)(2)            1.9x          1.5x          ---


Deficiency of
   earnings to
   fixed charges(1)(2)(3)    ---           ---     $   (474)


------------------


(1) For the purpose of calculating the ratio of earnings to fixed charges or the deficiency of earnings to fixed charges, fixed charges consist of interest expense, capitalized interest, the interest component of rental expense and the amortization of debt discount and financing costs. Earnings consist of income before extraordinary items and income taxes plus fixed charges, excluding capitalized interest.

(2) The pro forma ratio of earnings to fixed charges, or the deficiency of earnings to fixed charges, has been prepared as if the Merger, the Series A Initial Offering and the Initial Offering and the application of the proceeds therefrom, had been consummated on January 1, 1996. The Exchange Offer has no effect on the pro forma computations.

(3) The historical deficiency of earnings to fixed charges for the year ended December 31, 1996 included a non-cash writedown of approximately $43 million (before tax benefits of approximately $15 million) of the Company's oil and gas properties, in accordance with the full cost method of accounting, which was charged to expense in the third quarter of 1996, the period in which the Merger was consummated.


                              RECENT DEVELOPMENTS

         Subsequent to the date of the Company's proxy statement, Kayne, Anderson Non-Traditional Investment, L.P. and investment partnership and accounts managed by it ("Kayne Anderson") converted 13,813 shares of Series B Preferred Stock, 17,000 shares of Series C Preferred Stock and 38,000 shares of Series E Preferred Stock into an aggregate of 2.1 million shares of Common Stock. On October 21, 1997 Kayne Anderson sold 3,388,915 shares of Common Stock resulting in a reduction of its direct and beneficial ownership of Common Stock of the Company on a fully diluted basis (assuming conversion of all of its Preferred Stock and warrants to purchase Common Stock) to 4,414,068 shares or 11% of the Company's Common Stock. Currently outstanding are 38,187 shares of Series B Preferred Stock convertible into 2,226,892 shares of Common Stock, 23,000 shares of Series C Preferred Stock convertible into 1,150,000 shares of Common Stock and 12,000 shares of Series E Preferred Stock convertible into 533,333 shares of Common Stock.

         On September 16, 1997 Robert A. West resigned as a director of the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Outstanding Notes were sold by the Company on August 21, 1997, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition of the purchase of the Outstanding Notes by the Initial Purchasers, the Company entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that the Company file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Outstanding Notes to issue and deliver to such holders, in exchange for Outstanding Notes, a like principal amount of Exchange Notes. The Company is required to use its best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         On November 1, 1996 the Company sold Series A Notes to the Series A Initial Purchasers. The Series A Initial Purchasers subsequently placed the Series A Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the Series A Notes by the Series A Initial Purchasers, the Company entered into a Registration Rights Agreement with the Series A Initial Purchasers which required the Company to file with the Commission a Registration Statement of the Securities Act with respect to an offer by the Company to the holders of the Series A Notes to issue and deliver to such holders, in exchange for the Series A Notes, a like principal amount of Series B Notes. In January, 1997 the Company filed a Registration Statement with respect to the Series B Notes and all Series A Notes were exchanged for registered Series B Notes in an exchange offer pursuant thereto. The Series B Notes are identical in all material respects to the Exchange Notes. The Company is including the Series B Notes in the Exchange Offer (to combine both series of notes in order to enhance the liquidity of the Exchange Notes.

         The term "Holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes or the Series B Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER


         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes and any and all Series B Notes validly tendered and not withdrawn prior to 5:00 p.m., E.S.T. on the business day prior to the Expiration Date. On the Exchange Date, the Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Outstanding Notes or Series B Notes, as the case may be, accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes and/or Series B Notes pursuant to the Exchange Offer. However, Outstanding Notes and/or Series B Notes may be tendered only in integral multiples of $1,000.


         The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement. The form and terms of the Exchange Notes are substantially the same as the form and terms of the Series B Notes. The Exchange Notes will evidence the same debt as the Outstanding Notes, in addition to the debt evidenced by the Series B Notes, and will be entitled the benefits of the Indenture.

         As of the date of this Prospectus, $65,000,000 aggregate principal amount of the Outstanding Notes and $100,000,000 aggregate principal amount of the Series B Notes was outstanding and registered in the name of Cede

& Co., as nominee for the Depository Trust Company. The Company has fixed the close of business of October 20, 1997, as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


         Holders of Outstanding Notes and Series B Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, the Indenture or the Series A/B Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

         The Company shall be deemed to have accepted validly tendered Outstanding Notes and/or Series B Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

         If any tendered Outstanding Notes and/or Series B Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes and/or Series B Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Outstanding Notes and/or Series B Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes and/or Series B Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

INTEREST ON THE EXCHANGE NOTES


         The Exchange Notes will bear interest from the date of issuance of the Exchange Notes. Outstanding Notes and Series B Notes that are accepted for exchange will cease to accrue interest upon the issuance of the Exchange Notes. Interest on the Outstanding Notes or Series B Notes that are tendered in exchange for the Exchange Notes that has accrued from the most recent
Interest Payment Date to which interest on the Outstanding Notes or the Series B Notes, as the case may be, has been paid through the Exchange Date will be payable on or before May 1, 1998.


PROCEDURES FOR TENDERING

         Only a Holder of Outstanding Notes and/or Series B Notes may tender such Outstanding Notes and/or Series B Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes and/or Series B Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., E.S.T., on the Expiration Date. The Company is not asking any Holder for a proxy, and no Holder is requested to send the Company a proxy. To be tendered effectively, the Outstanding Notes and/or Series B Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., E.S.T., on the Expiration Date. Delivery of the Outstanding Notes and/or Series B Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

         By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "--Resale of Exchange Notes."

         The tender by a Holder and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Outstanding Notes and/or Series B Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

         Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Outstanding Notes or the Series B Notes, as the case may be, tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered Holder of any Outstanding Notes and/or Series B Notes listed therein, such Outstanding Notes and/or Series B Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Outstanding Notes and/or Series B Notes with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Outstanding Notes and/or Series B Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes and/or Series B Notes into the Exchange Agent's account with respect to the Outstanding Notes and/or Series B Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes and/or Series B Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in DTC's book-entry system may, in accordance with DTC's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes and/or Series B Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes and/or Series B Notes not properly tendered or any Outstanding Notes and/or Series B Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes and/or Series B Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes and/or Series B Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes and/or Series B Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes and/or Series B Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes and/or Series B Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Outstanding Notes and/or Series B Notes and (i) whose Outstanding Notes and/or Series B Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes and/or Series B Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

                  (a) the tender is made through an Eligible Institution;

                  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of-Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Outstanding Notes and/or Series B Notes and the principal amount of Outstanding Notes and/or Series B Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five Nasdaq Stock Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

                  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes and/or Series B Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes and/or Series B Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Nasdaq Stock Market trading days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Outstanding Notes and/or Series B Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS


         Except as otherwise provided herein, tenders of Outstanding Notes and/or Series B Notes may be withdrawn at any time prior to 5:00 p.m., E.S.T., on the business day prior to the Expiration Date.


         To withdraw a tender of Outstanding Notes and/or Series B Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., E.S.T., on the business day prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes and/or Series B Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes and/or Series B Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes and/or Series B Notes, or, in the case of Outstanding Notes and/or Series B Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes and/or Series B Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes and/or Series B Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes and/or Series B Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Outstanding Notes and/or Series B Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes and/or Series B Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes and/or Series B Notes so withdrawn are validly retendered. Any Outstanding Notes and/or Series B Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes and/or Series B Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

         Bank One, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:          By Overnight Mail or Hand:                By Facsimile.:
Bank One, N.A.                            Bank One, N.A.                            Bank One, N.A.
Corporate Trust Operations                Corporate Trust Operations                Attn: Lora Marsch
235 West Schrock Road                     235 West Shrock Road                      Facsimile No. (614) 248-7234
Columbus, Ohio  43271-0184                Westerville, Ohio  43081                  Confirm by Telephone No. (614) 248-4856

FEES AND EXPENSES

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes and/or Series B Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

         The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes and/or Series B Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

         Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation and Morgan Stanley & Co., Incorporated, or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.


         As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

SHELF REGISTRATION STATEMENT

         If the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Commission or the staff of the Commission, the Company has agreed to file with the Commission and use its best efforts to have declared effective and keep continuously effective for up to three years a registration statement that would allow resales of Outstanding Notes owned by such holders.

OTHER

         Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Outstanding Notes and/or Series B Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

         The Company may in the future seek to acquire untendered Outstanding Notes and/or Series B Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company, however, has no present plans to acquire any Outstanding Notes and/or Series B Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.


                                USE OF PROCEEDS

         This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement with respect to the Outstanding Notes. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes or Series B Notes, as the case may be, in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes and the Series B Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following summaries of the Revised Credit Facility, the Series A/B Indenture and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable agreements.

REVISED CREDIT FACILITY

         The Company has a revolving credit agreement (the "Revised Credit Facility") with Bank One, Texas, N.A., as Bank and Administrative Agent, and Credit Lyonnais New York Branch, as Bank and Syndication Agent (collectively, the "Banks"). The current borrowing base under the Revised Credit Facility, as amended on August 21, 1997, is $20 million. Borrowings under the Revised Credit Facility are to be used for development drilling expenditures and acquisition of producing oil and gas properties. The borrowing base will be redetermined at least semiannually and may require mandated monthly principal reductions by an amount determined by the Banks from time to time. The principal is due at maturity, August 29, 2000. Interest is payable monthly and is calculated at the Bank One Base Rate, as determined from time to time by Bank One (which increases by .25% if the outstanding loan balance is greater than 75% of the borrowing base). The Company may elect to calculate interest under the EuroDollar Rate (as defined in the Revised Credit Facility) which increases by
(i) 0.50% if the outstanding loan balance is greater than 75% of the borrowing base, and (ii) .25% plus 1.75% if the outstanding loan balance is greater than 50% but less than 75% of the borrowing base. At June 30, 1997, the Company had approximately $33 million of outstanding indebtedness under the Revised Credit Facility of which $10 million was repaid on July 3, 1997 and the remaining $23 million was repaid with the proceeds of the Initial offering on August ___, 1997.

         The Company is required to pay a commitment fee on the unused portion of the borrowing base equal to 1% per annum under the Revised Credit Facility.

         The Company granted to the Banks liens on substantially all of the Company's oil and natural gas properties, whether currently owned or hereafter acquired, and a negative pledge on all other oil and natural gas properties. The Revised Credit Facility requires, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio and a minimum tangible net worth.

         The Revised Credit Facility includes other covenants prohibiting cash dividends, distributions, loans or advances to third parties, except that cash dividends on Preferred Stock will be allowed so long as no event of default exists or would exist as a result of the payment thereof. In addition, if the Company is required to purchase or redeem any portion of the Notes, or if any portion of the Notes becomes due, the borrowing base is automatically reduced to zero, provided that certain redemptions of the Notes related to the sale of assets or a change in control will result in only a proportionate reduction in the borrowing base. At [JUNE 30,] 1997, the Company was not in violation of any covenants of the Revised Credit Facility, as amended.

SERIES A/B NOTES

         In November 1996, the Company issued $100 million aggregate principal amount of unregistered 10 3/4% Senior Notes due 2006, which were exchanged for the registered 10 3/4% Senior Notes due 2006 in an exchange offering commenced in January 1997 (the "Series A/B Notes"). The terms of the Notes are substantially identical to the terms of the Series A/B Notes. The Company is a party to an Indenture (the "Series A/B Indenture") dated as of November 1, 1996 with Bank One, Columbus N.A. as trustee, governing the Series A/B Notes. The Series A/B Indenture is substantially similar to the Indenture. See "Description of the Exchange Notes."


                       DESCRIPTION OF THE EXCHANGE NOTES

         The Outstanding Notes were and the Exchange Notes will be issued pursuant to the Indenture dated as of August 21, 1997 between the Company and Bank One, N.A., as trustee (the "Trustee"). The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer. The following summaries of certain provisions of the Exchange Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Exchange Notes and the Indenture. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Indenture.

GENERAL


         The aggregate principal amount of the Exchange Notes will be limited to $165 million. Each Exchange Note will mature on November 1, 2006 and will bear interest at an annual rate of 10 3/4% per annum from the date of issuance of the Exchange Notes, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1998, to the Person in whose name the Exchange Note is registered at the close of business on April 15 or October 15 preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest (i) on the Outstanding Notes that has accrued from August 21, 1997, the date of issuance of the Outstanding Notes (or the most recent Interest Payment Date to which interest has been paid) and (ii) on the Series B Notes from the most recent date to which interest on such notes has been paid, through the Exchange Date, will be paid on May 1, 1998. Principal, premium, if any, and interest will be payable at the offices of the Trustee and the Paying Agent, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the register of the Notes maintained by the Registrar.


         Under certain circumstances, the Company will be able to designate existing or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to most of the restrictive covenants set forth in the Indenture.

         Any Outstanding Notes that remain outstanding after the Expiration Date of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

RANKING

         The Indebtedness evidenced by the Notes will be general senior unsecured obligations of the Company. The Notes rank pari passu with all existing and future Senior Indebtedness of the Company and senior in right of payment to all future subordinated indebtedness of the Company. Holders of secured indebtedness of the Company and its subsidiaries, including the Revised Credit Facility, will have claims with respect to assets constituting collateral for such indebtedness that are prior to the claims of the Holders of the Exchange Notes. To the extent of pledged collateral, such indebtedness will have priority over the Notes. As of June 30, 1997, on a pro forma basis after giving effect to the Initial Offering and the application of the proceeds therefrom, the Company would have had no outstanding secured indebtedness that effectively would rank senior to the Notes, $100 million of indebtedness under the Series A/B Notes, which would rank pari passu with the Notes, and no other indebtedness other than the Notes. There is currently no indebtedness of the Company or any Restricted Subsidiaries which would constitute subordinated indebtedness.

GUARANTEE

         The Indenture provides that each Person that becomes a Restricted Subsidiary on or after the Issue Date will jointly and severally guarantee the payment of the Note obligations in the manner described herein. There is currently no Restricted Subsidiary of the Company and no outstanding Guarantee of the Notes. A Guarantor will guarantee to each Holder and the Trustee, the full and prompt performance of the Note obligations of the Company, including the payment of principal of (premium, if any, on) and interest on the Notes pursuant to its Guarantee. The obligations of a Guarantor under its Guarantee will be general senior unsecured obligations of the Guarantor, which will rank pari passu with all existing and future Senior Indebtedness of the Guarantor and senior in right of payment to all future Subordinated Indebtedness of the Guarantor. To the extent a Guarantor pledges oil and gas collateral to secure Senior Indebtedness of such Guarantor, such indebtedness effectively will have priority over the Guarantee.

         In the event the obligations of the Notes are guaranteed by a Guarantor, the obligations of the Guarantor under its Guarantee will be limited to the amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Restricted Subsidiaries that become Guarantors in respect of the obligations of such other Restricted Subsidiary under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. In the event of more than one Guarantor, a Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Restricted Subsidiary that has become a Guarantor in a pro rata amount based on the Adjusted Net Assets of the Guarantor.

         The Indenture provides that, subject to the following paragraph, any future Restricted Subsidiary that becomes a Guarantor may not consolidate or merge with or into (whether or not the Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of the Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture, (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists, (iii) the Guarantor or the Person formed by or surviving any such consolidation or merger on a pro forma basis will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (iv) the Company will at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness as described in the first paragraph under "Certain Covenants - Limitation on Incurrence of Additional Indebtedness." The foregoing will not prohibit a merger between Guarantors or a merger between the Company and any Guarantor.

         The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock or other ownership interests of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock or other ownership interests of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture described under "Certain Covenants - Limitation on Sale of Assets."

OPTIONAL REDEMPTION

         At any time on or after November 1, 2001, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning November 1 of the years indicated below:

Year                                          Percentage
----                                          ----------
2001.......................................    105.375%
2002.......................................    102.688%
2003 and thereafter........................    100.000%

         Notwithstanding the foregoing, at any time prior to November 1, 2001, the Company may, at its option, redeem all or any portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption. In addition, in the event the Company consummates one or more Equity Offerings on or prior to November 1, 1999, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes with all or a portion of the aggregate net proceeds received by the Company from such Equity Offering or Equity Offerings at a redemption price of 110.75% of the aggregate principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that following such redemption, at least 65% of the aggregate principal amount of the Notes remains outstanding.

         Except as set forth under "Change of Control" and "Certain Covenants - Limitation on Sale of Assets," the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate and that complies with the requirements of any securities exchange on which the Notes may be listed, provided that no Notes with a principal amount of $1,000 or less will be redeemed in part. Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CHANGE OF CONTROL

         The Indenture provides that, following the occurrence of any Change of Control, the Company will offer (a "Change of Control Offer") to repurchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase. The Change of Control Offer will be deemed to have commenced upon mailing of a notice pursuant to the Indenture and will terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer, the Company will repurchase and mail or deliver payment for all Notes tendered in response to the Change of Control Offer.

         On the Change of Control payment date, the Company will, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control payment in respect of all Notes or portions thereof so tendered and (iii) deliver to the Trustee the Notes so accepted together with an officers' certificate stating the amount of the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the repurchase price for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

         Change of Control means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Change of Control Offer.

         The Borrowing Base under the Revised Credit Facility may be subject to reduction if the Company becomes obligated to repurchase the Notes except upon the scheduled maturity date, including if the Company becomes obligated to extend a Change of Control Offer or any other offer to repurchase, including a Net Proceeds Offer. See "Revised Credit Facility." Even if the Company's banks consented to an offer to repurchase without a reduction in the Borrowing Base, the Company's ability to pay cash to the Holders of the Notes upon a repurchase may be limited by the Company's then existing financial resources.

         The Series A/B Indenture provides that upon the occurrence of a Change of Control (as defined therein), the Company shall be required to make an offer to the holders of the Series A/B Notes to repurchase any or all of the outstanding Series A/B Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Such event would result in an event of default under the Revised Credit Facility.

CERTAIN COVENANTS

         Limitation on Incurrence of Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, incur) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, both of the following tests shall have been satisfied: (i) the Consolidated Interest Coverage Ratio for the last four fiscal quarter Reference Period immediately preceding the incurrence of such Indebtedness is at least (a) 2.25-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring on or before the first anniversary date of the Series A/B Issue Date or (b) 2.50-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring after the first anniversary date of the Series A/B Issue Date and (ii) Adjusted Consolidated Net Tangible Assets would have been equal to or greater than 125% of Indebtedness of the Company and its Restricted Subsidiaries.

         Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

         Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

         Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

         (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

         (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "Limitation on Incurrence of Additional Indebtedness;" and

         (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Series A/B Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to September 30, 1996 and ending on the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment (less the aggregate amount of dividends described in clauses (i) and (ii) of the following paragraph that are either (x) paid after the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment or (y) declared but not yet paid as of such date); (b) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock; (c) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); (d) (i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of
(x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board (less, in the case of each of clauses (x) and (y), the amount of original Investment (based upon book value determined in accordance with GAAP at the time of such Investment) made by the Company or any Restricted Subsidiary pursuant to clause (x) of the definition of "Permitted Business Investment" minus the aggregate cash dividends paid by such Unrestricted Subsidiary to the Company or any other Restricted Subsidiary since the date of such original Investment, provided that the result of the foregoing shall not be less than zero); or (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; and (e) $5.0 million.

         Notwithstanding the foregoing, the above limitations will not prevent
(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof; (ii) the payment of any dividend on any shares of Preferred Stock of the Company issued and outstanding as of the Series A/B Issue Date in accordance with the terms of such Preferred Stock in effect at the Series A/B Issue Date; (iii) any dividend on shares of Capital Stock of the Company or any Restricted Subsidiary payable solely in shares of Capital Stock (other than Disqualified Stock); (iv) any dividend or other distribution payable from a Subsidiary to the Company or any Restricted Subsidiary that is wholly-owned directly or indirectly by the Company; and (v) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock).

         Limitation on Sale of Assets. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

         (i) the Company (or its Restricted Subsidiary as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company, which determination, with respect to Asset Sales or series of related Asset Sales with proceeds valued at greater than $5.0 million, shall be evidenced by a resolution duly adopted by the Company's Board of Directors, including a majority of the Company's Disinterested Directors);

         (ii) at least 75% of the proceeds from such Asset Sale consist of cash or U.S. dollar denominated Cash Equivalents; and

         (iii) the Net Cash Proceeds received by the Company (or its Restricted Subsidiary, as the case may be) from such Asset Sale are applied in accordance with the following two paragraphs.

         The Company may apply such Net Cash Proceeds, within 365 days from the date of the receipt of Net Cash Proceeds from any Asset Sale, to: (a) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor, that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum principal amount that may be borrowed thereunder in an amount equal to the principal amount so repaid, (b) make an Investment in assets used in the Oil and Gas Business in replacement of the assets that were the subject of the Asset Sale giving rise to such Net Cash Proceeds, or (c) develop by drilling, completing and producing reserves from the oil and gas properties of the Company and the Restricted Subsidiaries.

         If, upon completion of the 365-day period, the Net Cash Proceeds of any Asset Sale less the aggregate amount applied by the Company during such period as described in clauses (a), (b) or (c) in the immediately preceding paragraph, together with any Net Cash Proceeds in excess of amounts similarly applied by the Company from any prior Asset Sale after the date of receipt of such Net Cash Proceeds (such aggregate constituting "Excess Proceeds"), exceeds $5.0 million, then the Company will be obligated to make an offer (the "Net Proceeds Offer") to repurchase the Notes (including any Additional Series D Notes) and any other Senior Indebtedness including, without limitation, the Series A/B Notes in respect of which such an offer to repurchase is also required to be made concurrently with the Net Proceeds Offer, having an aggregate principal amount equal to the Excess Proceeds (such repurchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Notes and other Senior Indebtedness including, without limitation, the Series A/B Notes tendered in such Net Proceeds Offer) at a repurchase price of 100% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero, subject to further increase resulting from subsequent Asset Sales.

         Any Net Proceeds Offer will be conducted in substantially the same manner as a Change of Control Offer. The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

         During the period between any Asset Sale and the application of the Net Cash Proceeds therefrom in accordance with this covenant, all Net Cash Proceeds shall be either (i) maintained in a segregated account and shall be invested in Permitted Financial Investments or (ii) applied to temporarily reduce borrowings under any revolving credit facility constituting Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor.

         Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

         Limitation on Liens Securing Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing (i) any Indebtedness of the Company, unless the Notes are equally and ratably secured or (ii) any Indebtedness of any Guarantor, unless the Guarantees are equally and ratably secured; provided, that if such Indebtedness is expressly subordinated to the Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Notes or the Guarantees, with the same relative priority as such Subordinated Indebtedness of the Company or Subordinated Indebtedness of a Restricted Subsidiary that is a Guarantor will have with respect to the Notes or the Guarantees, as the case may be.

         Limitation on Mergers and Consolidations. The Indenture provides that the Company will not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its assets to any Person, unless:
(i) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Notes and the performance of every other covenant and obligation of the Company under the Indenture; (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and
(iv) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness." Upon any such consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein and thereafter the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes.

         Limitation on Sale/Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Cash Proceeds and Excess Proceeds from an Asset Sale.

         Limitation on Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in the Company or a Restricted Subsidiary; (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company; (iii) make loans or advances to the Company or a Restricted

Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for (a) encumbrances or restrictions under a Bank Credit Facility; provided, that no encumbrance or restriction shall limit the ability of any Restricted Subsidiary to transfer cash to the Company except upon the occurrence of an event of default under the Bank Credit Facility; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are in the aggregate no less favorable to the Holders of the Notes than those under the agreement so refinanced or replaced; (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law; and (e) consensual encumbrances or consensual restrictions existing under the Series A/B Indenture.

         Limitation on Issuances and Sales of Restricted Subsidiary Stock. The Indenture provides that the Company (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company and/or one or more Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (a) the issuance or sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, (b) the issuance or sale of (A) not more than 5 percent in the aggregate of the issued and outstanding Capital Stock of any Restricted Subsidiary (calculated on a fully diluted basis) by the Company or any Restricted Subsidiary or (B) more than 5 percent of the issued and outstanding Capital Stock of any Restricted Subsidiary if immediately following such issuance and sale (calculated on a fully diluted basis) the Company and all Subsidiaries will collectively own 95 percent or more of the Consolidated Total Assets of the Company, and in the case of either (A) or (B), immediately following such issuance and sale, the Company or one or more Restricted Subsidiaries will collectively hold the voting power to elect a majority of the directors of the Restricted Subsidiary and such power is not subject to dilution or limitation, by the terms of such Capital Stock, by agreement, by passage of time or the occurrence of any future event, (c) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law or (d) customary non-assignment provisions in leases or purchase money financings and any customary encumbrance or restriction relating to same.

         Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or beneficial owner (as defined in Rules 13d- 3 and 13d-5 under the Exchange
Act) of 10% or more of the Company's common stock (other than with a Wholly Owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions having a value of (a) more than $1.0 million, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company and in compliance with the first sentence of this paragraph; or (b) more than $10.0 million, unless the Company receives a written opinion from a nationally recognized investment banking firm that such transaction or series of transactions is fair to the Company from a financial point of view.

         Limitation on Line of Business. The Indenture provides that the Company and the Subsidiaries will be operated in a manner such that their business activities will be the Oil and Gas Business, or an Investment in a business or Person engaged in the Oil and Gas Business.

         SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if the SEC will so accept) and provide the Trustee and Holders with annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

         Future Designation of Restricted and Unrestricted Subsidiaries. The foregoing covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary. Generally, a Restricted Subsidiary includes any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless the Subsidiary of the Company is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture. The definition of "Unrestricted Subsidiary" set forth under the caption "Certain Definitions" describes the circumstances under which a future Subsidiary of the Company may be designated as an Unrestricted Subsidiary by the Board of Directors of the Company.

         Limitation on Restrictive Covenants. The Indenture will provide that, notwithstanding any other provision of the Indenture, the restrictive covenants set forth in the Indenture, including, without limitation, those described under "--Limitation on Restricted Payments," "--Limitation on Sales of Assets," "--Limitation on Liens Securing Indebtedness," "--Limitation on Mergers and Consolidations," "--Limitation on Sale/Leaseback Transactions" and "--Limitation on Transactions with Affiliates," shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of the covenant of the Series A/B Indenture relating to "Limitation on Payment Restrictions Affecting Subsidiaries."

CERTAIN DEFINITIONS

         The following is a summary of certain defined terms to be used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and for the definitions of capitalized terms used herein and not defined below.

         "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the effective date of such year-end reserve reports and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end reserve reports which, in the case of subclauses (A) and (B), would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve reports), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the effective date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the effective date of such year-end reserve reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end reserve reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve reports); provided that, in the case of each of the determinations made pursuant to sub-clauses (A) through (D) above, such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change and in connection with the incurrence of Indebtedness under the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness," all or any part of an increase in discounted future net revenue resulting from the matters described in sub-clauses (A) and (B) above are needed to permit the incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of this clause (a)(i) shall be confirmed in writing by independent petroleum engineers, provided that, in the event that the determinations made pursuant to sub-clauses (C) and (D) above, when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenues resulting from the determinations made pursuant to sub-clauses (A) and (B) above to the extent needed to permit the incurrence of such Indebtedness, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any non-current portion of gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company's year-end reserve reports), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the full cost method of accounting.

         Discounted future net revenue attributable to reserves subject to Production Payments or other third party interests are excluded from the definition of Adjusted Consolidated Net Tangible Assets to the extent indicated, thereby limiting the amount of Indebtedness that may be incurred pursuant to the test set forth in clause (ii) of the first paragraph of the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness." However, certain estimated volumes of reserves in excess of the delivery requirements under such Production Payments or with respect to commitments to third party interests that are available for sale by the Company are included in the definition of Adjusted Consolidated Net Tangible Assets, thereby increasing the amount of Indebtedness that may be incurred under such test.

         "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing; provided that a corporation shall not be deemed an Affiliate of the Company solely by reason of having a single common director with the Company who constitutes less than a majority of the directors of either the Company and the other corporation.

         "Asset Sale" means any sale, lease, transfer, exchange or other disposition having a fair market value of $1.0 million or more (or series of sales, leases, transfers, exchanges or dispositions during any fiscal year having an aggregate fair market value of such amount) of shares of Capital Stock of a Restricted Subsidiary (other than directors' Qualifying Shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a disposition) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (a) by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary, (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations, (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business (but excluding (x) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (y) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto), (d) the disposition of all or substantially all of the assets of the Company in compliance with the covenant captioned "Certain Covenants - Limitation on Mergers and Consolidations" and "Limitations on Sale/Leaseback Transactions," (e) the provision of services and equipment for the operation and development of the Company's oil and gas wells, in the ordinary course of the Company's oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines, (f) the issuance by the Company of shares of its Capital Stock, (g) any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties for other oil and gas properties owned or held by another Person provided that
(x) the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties (together with any cash or Cash Equivalents, not to exceed 15% of such fair market value) to be received by the Company or such Restricted Subsidiary as determined in good faith by the Board of Directors of the Company, which determination shall be certified by a resolution of the Board of Directors delivered to the Trustee if such fair market value is in excess of $5 million, provided that if such resolution indicates that such fair market value is in excess of $10 million such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and
(y) such exchange is approved by a majority of Disinterested Directors of the Company and (h) the sale, transfer or other disposition in the ordinary course of business of oil and natural gas properties, or interests therein, provided that such properties either (i) do not have proved reserves attributed to them or (ii) were purchased for the purpose of offering such properties for resale or participations by other Persons).

         "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means a revolving credit, term credit and/or letter of credit facility, the proceeds of which are used for working capital and other general corporate purposes to be entered into by one or more of the Company and/or its Restricted Subsidiaries and certain financial institutions, as amended, extended or refinanced from time to time. The Revised Credit Facility will constitute a Bank Credit Facility.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and Preferred Stock of such Person.

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 90 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 90 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 90 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Services or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above.

         "Consolidated Interest Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) the sum of (i) Consolidated Net Income,
(ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) depreciation and depletion of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP on a consolidated basis plus (v) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs, as determined in accordance with GAAP on a consolidated basis, in each case as determined for the Reference Period to (b) Consolidated Interest Expense for such Reference Period; provided, that, in calculating each of the items set forth in the foregoing (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period (provided further, that nonrecurring expenses incurred by NEG-OK prior to the date NEG-OK became a Subsidiary shall be excluded from any calculation of Consolidated Interest Coverage Ratio), (ii) the incurrence of any Indebtedness (including the issuance of the Notes) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (iv) the Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date was the average rate in effect during the entire Reference Period and (v) in determining the amount of Indebtedness pursuant to the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness," the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Consolidated Interest Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

         "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (i) amortization of original issue discount on any Indebtedness (other than with respect to the Notes), (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and
(b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any Preferred Stock or Disqualified Stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Capital Stock other than Disqualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the Reference Period preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person (other than the Company or any other Restricted Subsidiary) shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
Income: (a) any net income of any Person if such Person is not the Company or a consolidated Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(c) below) and (ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited; (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice; (f) the cumulative effect of a change in accounting principles; (g) to the extent deducted in the calculation of net income, the non-cash charges associated with the repayment of Indebtedness with the proceeds from the sale of the Outstanding Notes and the Series A/B Notes and the prepayment of any of the Outstanding Notes and the Series A/B Notes;
(h) any writedowns of noncurrent assets; provided, however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and (i) any gain (but not loss) attributable to extraordinary items.

         "Consolidated Net Worth" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Tax Expense" means, for any period, the provisions for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

         "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

         "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Equity Offering" means any underwritten public offering of common stock of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was a Subsidiary of the Company or any other Person controlled by the Company) which offering or placement is consummated after the Series A/B Issue Date.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Series A/B Issue Date.

         "Guarantee" or "Guarantees" means any Guarantee issued by existing or future Restricted Subsidiaries pursuant to Article X of the Indenture.

         "Guarantor" means (i) each of the Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions of Article X of the Indenture and (ii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture; in each case until such time, if any, as such Subsidiary is released from the Guarantee pursuant to Section 10.04 of the Indenture.

         "Holder" means a Person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" means, without duplication, with respect to any Person,
(a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations, commodity swap obligations and foreign currency hedges, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board; (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Restricted Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

         "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

         "Issue Date" means the date on which the Notes are originally issued under the Indenture.

         "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

         "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on November 1, 2001, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (ii) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on November 1, 2001; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury securities for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and November 1, 2001.

         "Make-Whole Price" with respect to a Note means the greater of (i) the sum of the outstanding principal amount and the Make-Whole Amount of such Note, and (ii) the redemption price of such Note on November 1, 2001, determined pursuant to the Indenture (105.375% of the principal amount).

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding fiscal quarter in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, in each case calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a report or reports exist and (b) any disposition of properties existing at the beginning of the current year, as the case may be, for purposes of clause (i) or clause (ii) above, that have been disposed of as provided in the covenant captioned "Certain Covenants - Limitation on Sale of Assets."

         "Maturity Date" means November 1, 2006.

         "NEG-OK" means National Energy Group of Oklahoma, Inc., a Delaware corporation and former wholly-owned Subsidiary of the Company that was merged with and into the Company effective December 31, 1996.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, an amount equal to aggregate cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid and (b) in the case of any sale by the Company of securities pursuant to clauses (b) or (c) of section (iii) of the covenant captioned "Certain Covenants - Limitation on Restricted Payments," the amount of aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

         "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries (including the current portion of gas balancing liabilities), except current liabilities included in Indebtedness.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Person as to which (a) neither the Company nor any Restricted Subsidiary (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Oil and Gas Business" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resources businesses (including oil and gas services businesses related to the foregoing).

         "Oil and Gas Securities" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock is not registered under Section 12 of the Exchange Act.

         "Permitted Business Investments" means (i) Investments in assets used in the Oil and Gas Business; (ii) the acquisition of Oil and Gas Securities;
(iii) the entry into operating agreements, joint ventures, processing agreements, farmout agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding solely for purposes of this clause (iii), however, Investments in corporations; (iv) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties; (v) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which, immediately prior to the making of such Investment, is a Wholly Owned Restricted Subsidiary; (vi) Investments in the Company by any Wholly Owned Restricted Subsidiary; (vii) Investments permitted under the covenant captioned "Certain Covenants - Limitation on Sales of Assets" and "Limitations on Sale/Leaseback Transactions;" (viii) Investments in any Person the consideration for which consists of Capital Stock (other than Disqualified Stock); (ix) Investments constituting obligations under hedging arrangements described in clause (viii) of the definition of "Permitted Indebtedness;" and (x) Investments in Unrestricted Subsidiaries the assets of which consist of assets used in the Oil and Gas Business (other than cash and Cash Equivalents) received by the Company from any Person other than a Subsidiary of the Company solely as a result of the issuance or sale of Capital Stock of the Company (other than Disqualified Stock) provided that such Investment is made within 30 days of the issuance or sale of such Capital Stock.

         "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company (other than any Indebtedness incurred in reliance upon clause (ii) or clause (v) of the definition of Permitted Indebtedness), provided that (i) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Notes, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

         "Permitted Financial Investments" means the following kinds of instruments if, in the case of instruments referred to in clauses (i) through
(iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year: (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest on by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of

America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500 million; (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Ratings Services and P-1 (or higher) by Moody's Investors Services, Inc.; and (v) money market mutual or similar funds having assets in excess of $500 million.

         "Permitted Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the Series A/B Issue Date; (ii) Indebtedness of the Company and its Restricted Subsidiaries under a Bank Credit Facility, in a principal amount outstanding at any time not to exceed a principal amount equal to the greater of (a) $40 million and (b) $10 million plus 15% of Adjusted Consolidated Net Tangible Assets plus related accrued interest and costs, less any Net Cash Proceeds applied pursuant to the covenant "Limitation on Sale of Assets" to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder provided that the aggregate amount of applied Net Cash Proceeds shall not permanently reduce the amount of Permitted Indebtedness under this clause (ii) below $10 million principal amount plus related accrued interest and costs; (iii) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $10 million at any one time outstanding; (iv) Non-Recourse Indebtedness; (v) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Wholly Owned Restricted Subsidiary of the Company; (vi) Permitted Company Refinancing Indebtedness; (vii) Permitted Subsidiary Refinancing Indebtedness; (viii) obligations under hedging arrangements that the Company and its Subsidiaries enter into in the ordinary course of business for the purpose of protecting their production against fluctuations in oil and natural gas prices; (ix) Indebtedness under the Notes and the Series A/B Notes; and (x) Indebtedness of a Subsidiary pursuant to a Guarantee of the Notes pursuant to Article X of the Indenture or of the Series A/B Notes pursuant to the Series A/B Indenture.

         "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

         "Permitted Liens" means (i) Liens outstanding as of the Series A/B Issue Date; (ii) Liens now or hereafter securing a Bank Credit Facility; provided, however, such Liens are limited to securing Indebtedness in an amount not in excess of that permitted to be incurred in accordance with clause (ii) of the definition of Permitted Indebtedness; (iii) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes Senior Indebtedness or (b) is, or is permitted to be under the Indenture, secured by a Lien on the same property securing such interest rate obligations; (iv) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes the Notes or the Series A/B Notes (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under the Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Restricted Subsidiaries; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
(vii) mechanics', workmen's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (viii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries; (xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xii) Liens on pipeline or pipeline facilities which arise out of operation of law; (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiv) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon; (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xvii) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (a) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and
(b) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xx) Liens securing obligations under hedging arrangements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil and natural gas prices; and (xxi) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary (other than any Indebtedness incurred in reliance upon clause (ii) or clause (v) of the definition of Permitted Indebtedness), provided that (i) if the Indebtedness (including any Guarantee) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantee, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantee at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of another Subsidiary unless such other Subsidiary is a Guarantor.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Reference Period" means, with respect to any Person, the four full consecutive fiscal quarters ended with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

         "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries (but excluding (a) any cashless exercise of warrants or options or (b) payments in respect of cash elections or phantom stock or similar awards under any director or employee benefit plan or arrangement provided such payment is recorded as a compensation expense); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes; and
(iv) the making by such Person of any Investment other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, the Company could incur at least $1.00 in additional Indebtedness pursuant to the first paragraph of the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness."

         "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

         "Senior Indebtedness" means any Indebtedness of the Company (whether outstanding on the Series A/B Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Notes.

         "Senior Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the Series A/B Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "Series A/B Indenture" means the Indenture dated as of November 1, 1996, among the Company, NEG-OK, and Bank One, Columbus, N.A., as trustee, providing for the issuance of the Series A/B Notes in the aggregate principal amount of $100 million, as such may be amended or supplemented from time to time.

         "Series A/B Issue Date" means the date on which the Series A/B Notes were originally issued under the Series A/B Indenture.

         "Series A/B Notes" means the Company's 10 3/4% Senior Notes due 2006 issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

         "Subordinated Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the Series A/B Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "Subordinated Indebtedness of the Company" means any Indebtedness of the Company (whether outstanding on the Series A/B Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Notes.

         "Subsidiary" means any subsidiary of the Company. A subsidiary of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary or (ii) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary or any Restricted Subsidiary of the Company), to be an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company, as evidenced by written notice thereof delivered to the Trustee, if after giving effect to such designation, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant captioned "Certain Covenants - Limitation on Incurrence of Additional Indebtedness," (ii) the Company could make an additional Restricted Payment of at least $1.00 pursuant to the first paragraph of the covenant captioned "Certain Covenants - Limitation on Restricted Payments," (iii) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness.

         "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

         "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such person, provided that, for purposes of the definition of Change in Control, the Series D Preferred Stock of the Company outstanding at the Series A/B Issue Date shall not be deemed Voting Stock unless and until the holders of such class take any action, by vote, consent or otherwise, to exercise any right of such class to elect or appoint more than one member to the Board of Directors of the Company.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary 95% or more of the Capital Stock (other than directors' qualifying shares if applicable) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

EVENTS OF DEFAULT

         The following will be "Events of Default" under the Indenture:

         (i) default by the Company or any Guarantor in the payment of principal of or premium, if any, on the Notes when due and payable at maturity, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

         (ii) default by the Company or any Guarantor for 30 days in payment of any interest on the Notes; or

         (iii) default by the Company or any Guarantor in the deposit of any optional redemption payment; or

         (iv) default by the Company or any Guarantor in the performance of the covenants discussed under "Certain Covenants - Limitation on Mergers and Consolidations;" or

         (v) default by the Company or any Guarantor in the performance of any other covenant or agreement in the Indenture (other than those described in clauses (i) through (iv) above) which shall not have been remedied within 30 days after written notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes then outstanding; or

         (vi) the occurrence and continuation beyond any grace period of any default in the payment when due, whether by acceleration or otherwise, of the principal of (premium, if any, on) and interest on any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary (other than an Unrestricted Subsidiary) of the Company having an outstanding principal amount of $5.0 million or more, individually or in the aggregate; or

         (vii) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $5.0 million in aggregate principal amount of Indebtedness (including any amounts owed pursuant to a judgment or order) of the Company or any Subsidiary (other than an Unrestricted Subsidiary provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such Indebtedness), after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or its Restricted Subsidiaries having a fair market value in excess of $5.0 million individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid or settled, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as (a) such rescission does not conflict with any judgment or decree and (b) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness; or

         (viii) the entry by a court of one or more judgments or orders for the payment in cash or other assets of $5.0 million or more individually or in the aggregate (net of applicable insurance coverage acknowledged in writing by the insurance carrier) having been rendered against the Company or any Subsidiary (other than an Unrestricted Subsidiary; provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order) and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

         (ix) the occurrence of certain events giving rise to ERISA liability;
or

         (x) the failure of a Guarantee by a Guarantor to be in full force and effect (other than a release of a Guarantee in accordance with the Indenture), or the denial or disaffirmance by such entity thereof; or

         (xi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Subsidiary (other than an Unrestricted Subsidiary) of the Company.

         The Indenture provides that the Trustee may withhold notice to the Holders of the Notes of any default (except in payment of principal of, or premium, if any, or interest on the Notes) if the Trustee considers it in the interest of the Holders of the Notes to do so.

         The Indenture provides that if an Event of Default occurs and is continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in principal amount of the Notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company occurs and is continuing, the principal of, and premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The amount due and payable on the acceleration of any Note will be equal to 100% of the principal amount of such Note, plus accrued interest to the date of payment. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         The Indenture provides that no Holder of a Note may pursue any remedy under the Indenture unless (i) the Trustee shall have received written notice of a continuing Event of Default, (ii) the Trustee shall have received a request from Holders of at least 25% in principal amount of the Notes to pursue such remedy, (iii) the Trustee shall have been offered indemnity reasonably satisfactory to it, (iv) the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes; provided, however, such provision does not affect the right of a Holder of a Note to sue for enforcement of any overdue payment thereon.

         The Holders of a majority in principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture, subject to certain limitations specified in the Indenture. The Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the covenants contained in the Indenture.

MODIFICATION AND WAIVER

         The Indenture provides that modifications and amendments to the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes then outstanding; provided that no such modification or amendment may, without the consent of the Holder of each Note then outstanding affected thereby, (i) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or change the time for payment of interest, including defaulted interest, on any Note; (iii) reduce the principal amount of any Note or change the Maturity Date of the Notes; (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Note or change the time at which any Note may or shall be redeemed; (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Note or change the time at which any Note may or shall be repurchased; (vi) make any Note payable in money other than that stated in the Note; (vii) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Note; (viii) make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of the Indenture; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes. The Indenture provides that modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any holders of Notes in certain limited circumstances, including (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company or any Guarantor under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or such Guarantor, (c) to reflect the release of any Guarantor from its Guarantee, or the addition of any Subsidiary of the Company as a

Guarantor, in the manner provided in the Indenture, (d) to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 or (e) to make any change that would provide any additional benefit to the Holders or that does not adversely affect the rights of any Holder of Notes in any material respect.

         The Indenture provides that neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes or the Indenture unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time period set forth in any solicitation documents relating to such consent.

         The Indenture provides that the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of such Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes concerning the issuance of temporary Notes, transfers and exchanges of Notes, replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency where Notes may be surrendered for transfer or exchange or presented for payment, and duties of paying agents, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under "Certain Covenants" ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee or other qualifying trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Maturity Date or on the applicable mandatory redemption date, as the case may be; of such principal or installment of principal, premium, if any, or interest; (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company is a party or by which the Company is bound; (vi) the Company shall have delivered to the Trustee an

Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

GOVERNING LAW

         The Indenture provides that it will be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

         Bank One, N.A. is the Trustee under the Indenture. Its address is 100 East Broad Street, Columbus, Ohio 43271. The Company has also appointed the Trustee as the initial Registrar, Transfer Agent and Paying Agent under the Indenture.

         The Trustee is permitted to become an owner or pledgee of Notes and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

         The Indenture provides that in case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person's own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the Notes, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.


GLOBAL EXCHANGE NOTE; BOOK-ENTRY FORM


         The Exchange Notes initially exchanged by qualified institutional buyers (as defined in Rule 144A under the Securities Act) will be represented by a Global Exchange Note. The Global Exchange Note will be deposited on the Exchange Date with DTC and registered in the name of DTC or its nominee (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.


         Pursuant to procedures established by DTC, (i) upon deposit of the Global Exchange Note, DTC will credit on its internal system, the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging Holders who have accounts with DTC and (ii) ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes will be limited to that extent.

         Except as described below, owners of interests in the Global Exchange Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in definitive form and will not be considered the registered owners thereof under the Indenture for any purpose.


         None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         Payments in respect of the principal of, premium, if any, and interest on any Exchange Notes registered in the name of the Global Exchange Note Registered Owner on any relevant record date will be payable by the Trustee to the Global Exchange Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee, nor any agent of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Exchange Notes or for any other matter relating to actions or practices of DTC or any of its Participants or Indirect Participants. The Company understands that DTC's current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC (unless DTC has reason to believe it will not receive payment on such payment date). Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Exchange Note Registered Owner for all purposes.

         The Global Exchange Note is exchangeable for definitive certificated Exchange Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Note or if the Company determines that DTC is unable to continue as depositary and the Company thereupon fails to appoint a successor depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in definitive certificated form, (iii) there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Exchange Notes, or (iv) as provided in the last paragraph hereunder. Such definitive certificated Exchange Notes shall be registered in the names of the owners of the beneficial interests in the Global Exchange Note as provided by the Participants. Exchange Notes in definitive certificated form will be fully registered, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 above the amount. Upon issuance of Exchange Notes in definitive certificated form, the Trustee is required to register the Exchange Notes in the name of, and cause the Exchange Notes to be delivered to, the Person or Persons (or the nominee thereof) identified as the beneficial owner as DTC shall direct.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Note among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Exchange Note in definitive form will be issued upon the resale, pledge or other transfer of any Exchange Note or interest therein to any Person or entity that is not a Qualified Institutional Buyer or that does not participate in DTC.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences resulting from the acquisition, ownership, and disposition of the Exchange Notes which may be relevant to a holder or prospective purchaser of one or more of such Exchange Notes. This summary does not purport to cover all the material tax consequences of the acquisition, ownership and disposition of Exchange Notes, and it is not intended as tax advice. IN ADDITION, PERSONS CONSIDERING THE ACQUISITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

         The legal conclusions expressed in this summary are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations ("Regulations"), judicial authority and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no rulings from the Service have been or will be sought with respect to any matter involving the tax aspects of the purchase, ownership or exchange or other disposition of the Notes. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.


        This summary deals only with persons who will hold the Exchange Notes as capital assets, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax-exempt organizations, foreign corporations, foreign individuals, insurance companies, dealers in securities or currencies, persons who hold Notes as a hedge or as a position in a "straddle" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar. The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Exchange Notes that is a citizen or resident of the United States, or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of source or that is otherwise subject to United States federal income tax on a net income basis in respect of the Exchange Notes, or a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Under newly enacted legislation, the Secretary of the Treasury has the authority to issue Regulations allowing certain trusts in existence on August 20, 1996 (other than a grantor trust within the meaning of subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code of 1986) and which was treated as a United States person before August 20, 1996, to elect to continue to be treated as a United States person. However, such Regulations have not yet been promulgated.


         In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

THE EXCHANGE OFFER

         Pursuant to recently finalized Regulations, the exchange of Outstanding Notes and/or Series B Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and/or Series B Notes and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to holders of the Outstanding Notes and/or Series B Notes who exchange such notes for Exchange Notes, the holding period of an Exchange Note will include the holding period of the Outstanding Notes and/or the Series B Notes for which it was exchanged, and each holder of Exchange Notes will continue to be required to include interest on such Exchange
Notes in its gross income in accordance with its method of accounting for federal income tax purposes.


EFFECT OF CHANGE OF CONTROL

         Upon a Change of Control, the Company is required to offer to redeem all outstanding Notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. Under the Regulations, such Change of Control redemption requirements will not affect the yield or maturity date of the Notes unless, based on all the facts and circumstances as of the Issue Date, it was more likely than not that a Change of Control giving rise to the redemption would occur. The Company will not treat the Change of Control redemption provisions of the Notes as affecting the calculation of the yield to maturity of any Note.

OPTIONAL REDEMPTION

         The Company, at its option, may redeem part or all of the Notes at any time on or after November 1, 2001, for specified percentages of the original principal amount of the Notes, depending upon the time period in which any such option is exercised or, if redeemed prior to November 1, 2001, for the Make-Whole Price plus, in each case, accrued and unpaid interest to the date of redemption. In addition, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes at 110.75% of the principal amount thereof from the net proceeds of one or more Equity Offerings that occur prior to November 1, 1999, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding. The Regulations provide that, for purposes of calculating yield and maturity, an issuer will be treated as exercising any such option if its exercise would lower the yield of the debt instrument. A redemption of Notes at the optional redemption prices, however, would increase the effective yield of the debt instrument as calculated from the Issue Date. The Company does not currently intend to exercise such options with respect to the Notes and, in accordance with the Regulations, as of the Issue Date, the optional redemption provisions will not be taken into account in calculating the yield to maturity of the Notes.

PAYMENT OF INTEREST

         Interest on an Exchange Note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes.

MARKET DISCOUNT

         If a holder purchases a Note for less than the stated redemption price at maturity (the "Note Issue Price") (the sum of all payments on the Note other than qualified stated interest), the difference is considered "market discount," unless such difference is "de minimis," i.e., less than one-fourth of one percent of the Note Issue Price multiplied by the number of complete years to maturity (after the holder acquires the Note). Under the market discount rules, any gain realized by the holder on a taxable disposition of a Note having "market discount," as well as on any partial principal payment made with respect to such Note, will be treated as ordinary income to the extent of the then "accrued market discount" of the Note. An overview of the rules concerning the calculation of "accrued market discount" is set forth in the paragraph immediately below. In addition, a holder of such Note may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry a Note.

         Any market discount will accrue ratably from the date of acquisition to the maturity date of the Note, unless the holder elects, irrevocably, to accrue market discount on a constant interest rate method. The constant interest rate method generally accrues interest at times and in amounts equivalent to the result which would have occurred had the market discount been original issue discount computed from the holder's acquisition of the Note through the maturity date. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each Note held by the holder. Accrual of market discount will not cause the accrued amounts to be included currently in a holder's taxable income, in the absence of a disposition of, or principal payment on, the Note. However, a holder of a Note may elect to include market discount in income currently as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a Note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Service. Accrued market discount which is included in a Holder's gross income will increase the adjusted tax basis of the Note in the hands of the Holder.

AMORTIZABLE BOND PREMIUM


         If a holder acquires a Note for an amount which is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. The Holder may elect to amortize the premium, using a constant yield method employing six-month compounding, over the period from the acquisition date to the maturity date of the Note. The "amount payable at maturity" will be determined as of an earlier call date, using the call price payable on such earlier date, if the combination of such earlier date and call price will produce a smaller amortizable bond premium than would result from using the scheduled maturity date and its amount payable. If an earlier call date is used and the Note is not called, the Note will be treated as having matured on such earlier call date and then as having been reissued on such date for the amount so payable. Amortized amounts may be offset only against interest payments due under the Note and will reduce the Holder's adjusted tax basis in the Note to the extent so used.


         Once made, an election to amortize and offset interest on bonds, such as the Notes, will apply to all bonds in respect of which the election was made that were owned by the taxpayer on the first day of the taxable year to which the election relates and to all bonds of such class or classes subsequently acquired by such taxpayer. Such election may only be revoked with the consent of the Service. If a Holder of a Note does not elect to amortize the premium, the premium will decrease the gain or increase the loss which would otherwise be recognized upon disposition of the Note.

SALE, EXCHANGE, OR RETIREMENT OF NOTES


         Upon the sale, exchange or retirement (including redemption) of a Note, other than the exchange of an Outstanding Note or a Series B Note for an Exchange Note, a holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange or retirement of the Note (other than in respect of accrued and unpaid interest on the Note, which such amounts are treated as ordinary interest income) and such holder's adjusted tax basis in the Note. If a holder holds the Note as a capital asset, such gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see - "Market Discount" above), and generally will be long-term capital gain or loss if the Note has a holding period of more than eighteen months at the time of sale, exchange or retirement.


BACKUP WITHHOLDING AND INFORMATION REPORTING

         In general, information reporting requirements will apply to interest payments on the Notes made to holders other than certain exempt recipients (such as corporations) and to proceeds realized by such holders on dispositions of Notes. A 31% backup withholding tax will apply to such amounts only if the holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor,
(ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a refund or as a credit against such holder's federal income tax liability, provided that the required information is furnished to the Service. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year after the date the registration statement, of which this Prospectus forms a part, is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchase or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concession of any brokers or dealers, and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which request the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas.

                                     EXPERTS

         The financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Alexander Energy Corporation ("Alexander") (subsequently National Energy Group of Oklahoma, Inc.) at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report incorporated by reference herein. The separate financial statements of American National Energy Corporation ("ANEC") for the year ended December 31, 1993 (not presented herein), prior to the merger of ANEC and National Energy Group of Oklahoma, were audited by Coopers & Lybrand, L.L.P. independent accountants, to the extent indicated in their report incorporated herein by reference. The financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The estimates of the Company's proved oil and natural gas reserves and related future net revenues and the present value thereof for certain periods incorporated by reference herein have been derived from the reserve report of Netherland & Sewell & Associates, Inc., independent petroleum engineers. All of such information has been so included herein in reliance upon the authority of such firm as experts in such matters.


                                    GLOSSARY

         Wherever used herein, the following terms shall have the meanings specified.

         Bbl -- One stock tank barrel, or 42 US gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

         Bcf -- One billion cubic feet.

         Bcfe -- One billion cubic feet of natural gas equivalent.

         Behind the Pipe -- Hydrocarbons in a potentially producing horizon penetrated by a well bore the production of which has been postponed pending the production of hydrocarbons from another formation penetrated by the well bore. These hydrocarbons are classified as proved by non-producing reserves.

         Boe -- Barrels of oil equivalent (converting six Mcf of natural gas to one Bbl of oil).

         Developed Acreage -- Acres which are allocated or assignable to producing wells or wells capable of production.

         Development Well -- A well drilled within the proved area of an oil and natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

         Dry Well -- A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

         EBITDA -- Earnings (excluding discontinued operations, extraordinary items, charges resulting from changes in accounting and significant nonrecurring revenues and expenses) before interest expense, income taxes, depletion, depreciation and amortization, and the provision for impairment of oil and natural gas properties.

EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. EBITDA information has been included in this Prospectus because EBITDA is a measure used by certain investors in determining historical ability to service indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles as an indicator of operating performance or liquidity.

         Exploratory Well -- A well drilled to find and produce oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir.

         Gross Acres or Gross Wells -- The total acres or wells, as the case may be, in which a working interest is owned.

         Infill Well -- A well drilled between known producing wells to better exploit the reservoir.

         Mbbl -- One thousand Bbl.

         Mmbbl -- One million Bbl.

         Mboe -- One thousand barrels of oil equivalent.

         Mcf -- One thousand cubic feet.

         Mcfe -- One thousand cubic feet of natural gas equivalent, using the ratio of one Bbl of crude oil to six Mcf of natural gas.

         Mmcf -- One million cubic feet.

         Mmcfe -- One million cubic feet of natural gas equivalent.

         Net Acres or Net Wells -- The sum of the fractional working interests owned in gross acres or gross wells.

         NYMEX -- New York Mercantile Exchange.

         Oil and Natural Gas Lease -- An instrument by which a mineral fee owner grants to a lessee the right for a specific period of time to explore for oil and natural gas underlying the lands covered by the lease and the right to produce any oil and natural gas so discovered generally for so long as there is production in economic quantities from such lands.

         Overriding Royalty Interest -- A fractional undivided interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production, in addition to the usual royalty paid to the owner, free of costs of production.

         PDNP -- Proved developed, nonproducing or behind the pipe reserves.

         Productive Well -- A well that is producing oil or natural gas or that is capable of production.

         Proved Developed Reserves -- Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         Proved Reserves -- The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         Proved Undeveloped Reserves or PUD -- Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion.

         PV10% -- The discounted future net cash flows for proved oil and natural gas reserves computed on the same basis as the Standardized Measure, but without deducting income taxes, which is not in accordance with generally accepted accounting principles. PV10% is an important financial measure for evaluating the relative significance of oil and natural gas properties and acquisitions, but should not be construed as an alternative to the Standardized Measure (as determined in accordance with generally accepted accounting principles).

         Royalty Interest -- An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

         SEC -- Securities and Exchange Commission.

         Secondary Recovery -- A method of oil and natural gas extraction in which energy sources extrinsic to the reservoir are utilized.

         Standardized Measure -- The estimated future net cash flows from proved oil and natural gas reserves computed using prices and costs, at the dates indicated, after income taxes and discounted at 10%.

         Undeveloped Acreage -- Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

         Working Interest -- The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

================================================================================

         ALL TENDERED OUTSTANDING NOTES AND SERIES B NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:


                        BY REGISTERED OR CERTIFIED MAIL:

                                 BANK ONE, N.A.
                           CORPORATE TRUST OPERATIONS
                              235 WEST SCHROCK ROAD
                            COLUMBUS, OHIO 43271-0184

                       BY OVERNIGHT MAIL OR HAND DELIVERY:

                                 BANK ONE, N.A.

                           CORPORATE TRUST OPERATIONS
                              235 WEST SCHROCK ROAD
                             WESTERVILLE, OHIO 43081

                                  BY FASCIMILE:
                                 (614) 248-7234

                             ATTENTION: LORA MARSCH

                      CONFIRM BY TELEPHONE: (614) 248-4856

(ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT DELIVERY, OR REGISTERED OR CERTIFIED MAIL.)

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREIN OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

================================================================================

                                  $165,000,000

                                 NATIONAL ENERGY
                                   GROUP, INC.

                          10 3/4% SERIES D SENIOR NOTES
                                    DUE 2006


                                   PROSPECTUS
                                OCTOBER 28, 1997

                                   ----------

                                TABLE OF CONTENTS



                                                                  PAGE
          Available Information..............................       3
          Information Incorporated by Reference..............       4
          Disclosure Regarding Forward-Looking Statements....       4
          Prospectus Summary.................................       6
          Risk Factors.......................................      13
          Ratio of Earnings to Fixed Charges ................      20
          Recent Developments ...............................      20
          The Exchange Offer ................................      21
          Use of Proceeds ...................................      27
          Description of Certain Indebtedness................      27
          Description of the Exchange Notes..................      28
          Certain Federal Income Tax Consequences............      54
          Plan of Distribution...............................      57
          Legal Matters......................................      57
          Experts............................................      58
          Glossary...........................................      58

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

         As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the Delaware Corporation Law, as amended, to the extent such amendment permits the Registrant to provide broader indemnification rights. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

         Article Eighth of the Certificate of Incorporation of the Registrant provides that no Director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a Director except for liability: (1) for any breach of duty of loyalty to the Registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the Director derived an improper personal benefit. In addition, Article Ninth of the Certificate of Incorporation and Section 7.4 of the Bylaws of the Registrant require the Registrant to indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of the Registrant or serves or served at the request of the Registrant any other enterprise as a director, officer, employee or agent.

         The Registrant has agreed to indemnify the officers and directors of the Registrant against any and all damages to which such indemnified individuals may become subject, pursuant to any securities, corporate or other laws, which damages arise in connection with this Registration Statement or any amendment thereto, or from the inaccuracy or omission of any information in connection with this Registration Statement. In the event that the foregoing indemnity is unavailable or insufficient, then the indemnifying party shall contribute to amounts paid or payable by the indemnified party in respect to the damages of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties.

Item 21.         Exhibits and Financial Statement Schedules

         (a)     Exhibits

4.1      Note Agreement dated as of April 25, 1989, by and among AEJH 1989
         Limited Partnership, Alexander Energy Corporation ("Alexander") and
         John Hancock Mutual Life Insurance (Incorporated by reference to
         Alexander's Form 10-K for the fiscal year ended December 31, 1994).

4.2      Letter dated August 29, 1996 between Alexander and John Hancock Mutual
         Life Insurance Company relating to the payment of the 1989 Notes
         (Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1994.)

4.3      Indenture dated as of November 1, 1996, among the Registrant, National
         Energy Group of Oklahoma, Inc., formerly NEG-OK, Inc. ("NEG-OK"), and
         Bank One, Columbus, N.A. (Incorporated by reference to the Registrant's
         Quarterly Report on Form 10-Q for the nine months ended September 30, 1996.)

4.4      Indenture dated August 21, 1997, among the Registrant and Bank One,
         N.A.*

4.5      Registration Rights Agreement dated August 21, 1997, by and among the
         Registrant and the Initial Purchasers*

5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.*

12.1     Computation of Ratio of Earnings to Fixed Charges*

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Coopers & Lybrand L.L.P., independent accountants

23.3 Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers

23.4     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5.1)*

24.1     Powers of Attorney (Included in signature pages to this Registration
         Statement)*

25.1     Form T-1 of Bank One, N.A.*

99.1     Letter of Transmittal*




         * Previously Filed


         (b)     Financial Statement Schedules:

None.

Item 22.         Undertakings.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed it the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 28th day of October, 1997.



                                        NATIONAL ENERGY GROUP, INC.

                                        BY: /s/ Miles D. Bender
                                           ------------------------------
                                           Miles D. Bender
                                           President and Chief Executive
                                           Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following person in the capacities and on the dates indicated.




/s/Miles D. Bender                                          Dated: October 28, 1997
----------------------------------------------------
Miles D. Bender
President, Chief Executive Officer and Director


/s/Robert A. Imel*                                          Dated: October 28, 1997
----------------------------------------------------
Robert A. Imel
Chief Financial Officer and Senior Vice President


/s/Melissa H. Rutledge*                                     Dated: October 28, 1997
----------------------------------------------------
Melissa H. Rutledge
Controller and Chief Accounting Officer


/s/George B. McCullough*                                    Dated: October 28, 1997
----------------------------------------------------
George B. McCullough
Chairman of the Board and Director

/s/Norman C. Miller*                                        Dated: October 28, 1997
----------------------------------------------------
Norman C. Miller
Chairman, Executive Committee and Director


/s/Robert H. Kite*                                          Dated: October 28, 1997
----------------------------------------------------
Robert H. Kite
Director

/s/George McDonald*                                         Dated: October 28, 1997
----------------------------------------------------
George McDonald
Director


/s/Robert V. Sinnott*                                       Dated: October 28, 1997
----------------------------------------------------
Robert V. Sinnott
Director


/s/Elwood W. Schafer*                                       Dated: October 28, 1997
----------------------------------------------------
Elwood W. Schafer
Director


/s/Jim L. David*                                            Dated: October 28, 1997
----------------------------------------------------
Jim L. David
Vice President - Exploitation and Director


/s/Bob G. Alexander*                                        Dated: October 28, 1997
----------------------------------------------------
Bob G. Alexander
Director


/s/Robert J. Mitchell*                                      Dated: October 28, 1997
----------------------------------------------------
Robert J. Mitchell
Director




         *By Miles D. Bender as Attorney-in-Fact.

INDEX TO EXHIBITS



Exhibit
  No.            Description
4.1      Note Agreement dated as of April 25, 1989, by and among AEJH 1989
         Limited Partnership, Alexander Energy Corporation ("Alexander") and
         John Hancock Mutual Life Insurance (Incorporated by reference to
         Alexander's Form 10-K for the fiscal year ended December 31, 1994).

4.2      Letter dated August 29, 1996 between Alexander and John Hancock Mutual
         Life Insurance Company relating to the payment of the 1989 Notes
         (Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1994.)

4.3      Indenture dated as of November 1, 1996, among the Registrant, National
         Energy Group of Oklahoma, Inc., formerly NEG-OK, Inc. ("NEG-OK"), and
         Bank One, Columbus, N.A. (Incorporated by reference to the Registrant's
         Quarterly Report on Form 10-Q for the nine months ended September 30, 1996.)

4.4      Indenture dated August 21, 1997, among the Registrant and Bank One,
         N.A.*

4.5      Registration Rights Agreement dated August 21, 1997, by and among the
         Registrant and the Initial Purchasers*

5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.*

12.1     Computation of Ratio of Earnings to Fixed Charges*

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Coopers & Lybrand L.L.P., independent accountants

23.3 Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers

23.4     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5.1)*

24.1     Powers of Attorney (Included in signature pages to this Registration
         Statement)*

25.1     Form T-1 of Bank One, N.A.*

99.1     Letter of Transmittal*




         * Previously Filed